UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EASTMAN CHEMICAL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 20, 2020

Dear Fellow Stockholder:

Our 2020 Annual Meeting of Stockholders will be held in the Cumberland Amphitheatre of the MeadowView Marriott Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee, on May 7, 2020 at 11:30 a.m. Doors to the meeting will open at 10:30 a.m. (Please see “Information about Eastman, the Meeting, and Voting — Proxy Statement and Annual Meeting” for possible alternative arrangements in the event that we do not hold the meeting in person.) The business to be considered and voted upon at the meeting is explained in this proxy statement. A copy of Eastman’s 2019 Annual Report to Stockholders is also included with these materials.

Your vote is important for this year’s annual meeting, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy by Internet or telephone in advance of the meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Whether you choose to vote by proxy card or by telephone or the Internet, I urge you to vote as soon as possible. If you are a record holder of Eastman stock, an admission ticket for the meeting is included with your proxy card or electronic form of proxy. Please bring this ticket with you if you plan to attend the meeting in person. If you received our proxy materials from a broker or bank and do not have an admission ticket but wish to attend the meeting, please call (423) 229-4647.

Thank you for your support of our Company.

Sincerely, Mark J. Costa Board of Directors Chair and Chief Executive Officer

Notice of Annual Meeting and Proxy Statement

    2020 Proxy Statement

Eastman Chemical Company

200 South Wilcox Drive

Kingsport, Tennessee 37662

(423)  229-2000

Notice of Annual Meeting of Stockholders

To Our Stockholders:

The 2020 Annual Meeting of Stockholders of Eastman Chemical Company (“Eastman” or the “Company”) will be held in the Cumberland Amphitheatre of the MeadowView Marriott Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee, on May 7, 2020 at 11:30 a.m.* The purposes of the meeting are:

1.	Elect Directors. To elect ten directors to serve until the 2021 Annual Meeting of Stockholders and their successors are duly elected and qualified;

2.	Advisory Approval of Executive Compensation. To approve, on an advisory basis, the compensation of certain of the Company’s executive officers;

3.

Ratify Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2020;

4.

Advisory Vote on Stockholder Proposal. To vote on a proposal submitted by a stockholder, if properly presented at the meeting, requesting that the Board take steps necessary to permit stockholders to act by written consent; and

5.	Transact Any Other Business. To transact such other business as may properly come before the meeting.

By order of the Board of Directors

Clark L. Jordan

Corporate Secretary

March 20, 2020

Meeting information

DATE:	Thursday, May 7, 2020

TIME:	11:30 a.m. (EDT)

PLACE:	MeadowView Marriott Conference Resort

    & Convention Center

Cumberland Amphitheatre

1901 Meadowview Parkway

Kingsport, Tennessee 37660*

How to Vote by Proxy

Only stockholders of record at the close of business on March 16, 2020 are entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. Please vote by proxy in one of these ways:

By Phone Use the toll-free telephone number shown on your proxy card, electronic form of proxy, or voting instruction form (if you received the proxy materials by mail from a broker or bank).

By Internet By Internet at the web address shown on your proxy card, electronic form of proxy, or voting instruction form.

By Mail

Mark, sign, date, and promptly return or submit your proxy card, electronic form of proxy, or voting instruction form (in the postage-paid envelope provided if you are returning a paper proxy card).

Signing and returning the proxy card or submitting your proxy electronically by Internet or telephone does not affect your right to vote in person if you attend the meeting.

*

See “Information about Eastman, the Meeting, and Voting — Proxy Statement and Annual Meeting” for possible alternative arrangements, including electronic access to a list of stockholders, in the event that the meeting is not held in person.

Proxy Statement for Annual Meeting of Stockholders of

Eastman Chemical Company to be Held on May 7, 2020

Information about Eastman, the Meeting, and Voting

Eastman Overview

Eastman is a global advanced materials and specialty additives company that produces a broad range of products found in items people use every day. With the purpose of enhancing the quality of life in a material way, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. Eastman’s objective is to be an outperforming specialty chemical company with consistent, sustainable earnings growth and strong cash flow. Integral to the Company’s strategy for growth is leveraging its heritage expertise and innovation within its cellulose and acetyl, olefins, polyester, and alkylamine chemistries. For each of these “streams”, the Company has developed and acquired a combination of assets and technologies that combine scale and integration across multiple manufacturing units and sites. The Company uses an innovation-driven growth model which leverages its world-class scalable technology platforms, delivers differentiated application development, and relentlessly engages attractive end-markets. The Company sells differentiated products into diverse markets and geographic regions and engages the market by working directly with customers and downstream users to meet their needs in existing and new niche markets. Management believes that this innovation-driven growth model will result in consistent financial results by leveraging the Company’s proven technology capabilities to improve product mix, increasing emphasis on specialty businesses, and sustaining and expanding leadership in attractive niche markets. As a globally inclusive and diverse company, Eastman employs approximately 14,500 people worldwide and serves customers in more than 100 countries. The Company had 2019 revenues of approximately $9.3  billion and is headquartered in Kingsport, Tennessee, USA.

Proxy Statement and Annual Meeting

This proxy statement is dated March 20, 2020 and is first being mailed and delivered electronically to Eastman stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, on or about March 25, 2020. Our Board of Directors (the “Board”) is furnishing you this proxy statement in connection with its solicitation of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 7, 2020 and at any adjournments or postponements of the meeting. A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote your stock by proxy. At the meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement.

We are actively monitoring COVID-19, caused by a novel coronavirus and now detected in over 150 countries globally, including the United States. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication with electronic access to a list of stockholders. If the Annual Meeting is held remotely, stockholders will have the same opportunity to participate in the meeting as they would at an in-person meeting. Please monitor Eastman’s press releases, the “Annual Meeting” page of the “Investors” section of the Eastman website (www.eastman.com), and Eastman’s SEC filings for updated information. If you are planning to attend our meeting in person, please check the website one week prior to the meeting date. As always, we encourage you to submit a proxy to vote your shares prior to the Annual Meeting so that your shares will be represented and voted at the meeting whether or not you attend.

Voting By Proxy

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card, or a form of proxy.

    2020 Proxy Statement    1

Information about Eastman, the Meeting, and Voting

By completing and returning your proxy (either by returning the paper proxy card, by submitting your proxy electronically by Internet, or by telephone), you appoint William T. McLain, Jr., the Company’s Chief Financial Officer, and Clark L. Jordan, the Company’s Corporate Secretary, to represent you at the meeting and direct them to vote your shares at the meeting. Shares of common stock represented by proxy will be voted by the proxy holders at the meeting in accordance with your instructions as indicated in the proxy. If you properly execute and return your proxy (in paper form, electronically by the Internet, or by telephone) but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Board as to the matters identified in this proxy statement and in the best judgment of the proxy holders as to any other matters.

If your shares are registered in your name, you are a stockholder of record. Stockholders of record may vote by proxy in one of three ways:

•	by telephone: call (888) 693-8683 and follow the instructions on your proxy card or electronic form of proxy;

•	by Internet: visit the website www.cesvote.com and follow the instructions on your proxy card or electronic form of proxy; or

•	by mail (if you received a paper proxy card): mark, sign, date, and mail your proxy card in the enclosed postage-paid envelope.

If you received the “Important Notice Regarding the Availability of Proxy Materials”, follow the instructions on that notice to access an electronic form of proxy. Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in “street name” through a broker, bank, or other holder of record, you will receive instructions from that registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting may be offered to stockholders who own their shares through certain brokers or banks.

How to Revoke Your Proxy

If you give a proxy, you may revoke it at any time before its exercise at the meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy by Internet or by telephone before the meeting; or

•	voting in person at the meeting.

All written notices of revocation or other communications with respect to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary, so that they are received before the meeting.

Record Date; Stockholders Entitled to Vote; Voting Rights

The record date for the 2020 Annual Meeting of Stockholders is March 16, 2020. Stockholders of record of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. The record date is established by the Board as required by Delaware law. If your shares are held in “street name” through a broker, bank, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

On the record date, there were 135,894,258 shares of common stock issued and outstanding. Holders of common stock are entitled to one vote on each of the ten director-nominees and one vote on each other matter voted upon at the meeting for each share of common stock they hold of record on the record date.

2    2020 Proxy Statement

Information about Eastman, the Meeting, and Voting

Quorum; Abstentions and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum to conduct business. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Brokers which have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, the advisory approval of executive compensation, or the advisory vote on the stockholder proposal, but may, although they are not required to, vote their clients’ shares on the ratification of the appointment of the independent registered public accounting firm.

Votes Required for Approval of Matters to be Considered

Each director nominee who receives a majority of votes cast (number of shares voted “for” exceeds the number of shares voted “against”) will be elected as a director. With respect to the election of directors, stockholders may (1) vote “for” all ten of the nominees, (2) vote “against” all ten of the nominees, (3) vote “against” any individual nominee or nominees but vote “for” the other nominee(s), or (4) “abstain” from voting on one or more nominees. Shares not present, in person or by proxy, at the meeting and abstentions will have no effect on the outcome of the election of directors. Similarly, broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast is required for the advisory approval of executive compensation, the ratification of the appointment of the independent registered public accounting firm, and the advisory vote on the stockholder proposal. With respect to each of these items, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. Abstentions and broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters.

Proxy Solicitation Costs

We will bear the cost of soliciting proxies and the cost of the meeting. In addition to the solicitation of stockholders by mail and electronic means, proxies may be solicited by telephone, facsimile, personal contact, and similar means by our directors, officers, or employees, none of whom will be specially compensated for these activities. We have also contacted brokerage houses, banks, nominees, custodians, and fiduciaries which can be identified as record holders of common stock. Such holders, after inquiry by us, have provided certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and annual reports needed to supply such materials to beneficial owners, and we will reimburse such record holders for the expense of providing such beneficial ownership information and of mailing or otherwise delivering proxy materials and annual reports to beneficial owners. We have retained Georgeson LLC to assist with the solicitation of proxies and vote projections for a fee of $24,000 plus reimbursement of out-of-pocket expenses.

Matters to be Acted Upon at the Meeting Not Included in Proxy Statement

We do not expect any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have the discretion to vote or act on those matters for you according to their best judgment.

    2020 Proxy Statement    3

Information about Eastman, the Meeting, and Voting

Stockholder Proposals for the 2021 Annual Meeting

In accordance with the rules of the SEC, if you wish to submit a proposal for presentation at Eastman’s 2021 Annual Meeting of Stockholders, it must be received by the Company at its principal executive offices no later than November 24, 2020 in order to be included in the Company’s proxy materials for its 2021 Annual Meeting of Stockholders. Any such proposal should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary.

In addition, our Bylaws require that a proposal to be submitted by a stockholder for a vote of the Company’s stockholders at an annual meeting of stockholders, whether or not also submitted for inclusion in the Company’s proxy materials, must be preceded by adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws about the stockholder and the proposal. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the notice must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2020 Annual Meeting of Stockholders is first sent to stockholders on March 25, 2020, then such advance notice must be delivered no earlier than October 26, 2020 and not later than November 25, 2020.

Nominations by Stockholders for Election to the Board of Directors and Stockholder Nomination Proxy Access

Our Bylaws provide that nominations by stockholders of persons for election to the Board may be made by giving adequate and timely notice to the Corporate Secretary of the Company. The Nominating and Corporate Governance Committee of the Board will consider persons properly and timely nominated by stockholders and recommend to the full Board whether any such nominees should be included with the Board’s nominees for election by stockholders. In addition, our proxy access Bylaw provision allows qualifying stockholders to include their director nominees in the Company’s proxy materials by giving adequate and timely notice to the Corporate Secretary. See “Nominating and Corporate Governance Committee — Director Nominations” later in this proxy statement. To be adequate, the nomination notice or the notice of proxy access nomination, as applicable, must set forth certain information specified in our Bylaws about each stockholder submitting a nomination and each person being nominated. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the nomination notice and the notice of proxy access nomination each must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2020 Annual Meeting of Stockholders is first sent to stockholders on March 25, 2020, then such notice must be delivered no earlier than October 26, 2020 and not later than November 25, 2020.

Annual Report to Stockholders, Annual Report on Form 10-K, and Corporate Governance Materials

Our Annual Report to Stockholders for 2019, including our consolidated financial statements for the year ended December 31, 2019, is being mailed and delivered electronically to stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, concurrently with this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC is also available on the Internet on the Company’s website and on the SEC’s website (www.sec.gov).

4    2020 Proxy Statement

Information about Eastman, the Meeting, and Voting

We also make available free of charge, through the “Investors — Corporate Governance” section of the Eastman website, the Company’s Corporate Governance Guidelines, the Charters of each of the Committees of the Board, and Codes of Business Conduct and Ethics for our directors, officers, and employees. Such materials are also available in print upon written request of any stockholder to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations.

Communications to the Board of Directors

We believe that communication and engagement with the Company’s stockholders and other interested parties is an essential component of the Company’s corporate governance practices. We have adopted a Board Stockholder Communication and Engagement Policy to facilitate communication between stockholders and other interested parties and the Board. Stockholders and other interested parties may send communications to the Board, any individual director, or the independent directors as a group in writing by mail or email to: Board of Directors, Eastman Chemical Company, c/o Corporate Secretary, P.O. Box 1976, Kingsport, Tennessee 37662-1976, email: corpsecy@eastman.com and leaddirector@eastman.com. Stockholders should indicate in the “ATTN:” line of the envelope or the subject line of the email, as applicable, whether the communication is directed to the Board, an individual director, or the independent directors as a group.

The Board Stockholder Communication and Engagement Policy is available in the “Investors — Corporate Governance” section of the Eastman website (www.eastman.com).

    2020 Proxy Statement    5

Stock Ownership of Directors and Executive Officers

Common Stock

Unless otherwise noted, the table below sets forth certain information regarding the beneficial ownership of Eastman common stock as of December  31, 2019 by each director (which includes each director nominee) and by each executive officer named in the Summary Compensation Table (under “Executive Compensation — Compensation Tables” below, referred to as the “named executive officers”) and by the directors, the named executive officers, and the other executive officers as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)
Mark J. Costa	1,034,835	(3)
Curtis E. Espeland	332,680	(4)
Brad A. Lich	201,107	(5)
Lucian Boldea	87,948	(6)
Stephen G. Crawford	149,090	(7)
Humberto P. Alfonso	7,417	(8)
Brett D. Begemann	8,020
Michael P. Connors*	14,121	(8)
Edward L. Doheny II	133	(9)
Robert M. Hernandez*	48,799	(8)
Julie F. Holder	8,368	(8)
Renée J. Hornbaker	18,752
Lewis M. Kling*	13,809	(8)
Kim A. Mink	1,390	(8)
James J. O’Brien	2,177
David W. Raisbeck	36,707	(8)
Charles K. Stevens III	141	(10)
Directors, named executive officers, and other executive officers as a group (21 persons)	2,283,168	(11)
*	Not standing for reelection at the Annual Meeting.

(1)

Information relating to beneficial ownership is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days (on or before February 29, 2020). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all of their respective shares of common stock in the table.

(2)

The total number of shares of common stock beneficially owned by the directors, the named executive officers, and the other executive officers as a group is 1.66% percent of the shares of common stock outstanding as of

6    2020 Proxy Statement

Stock Ownership of Directors and Executive Officers

December 31, 2019. The number of shares beneficially owned by each director and executive officer is less than one percent of the shares of common stock outstanding as of December 31, 2019. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each individual and the group.

(3)	Includes 798,683 shares that may be acquired upon exercise of options.

(4)

Includes 224,551 shares that may be acquired upon exercise of options, a total of 31,500 shares held indirectly by trusts of which Mr. Espeland is trustee or trustee and beneficiary, and 35,915 shares held indirectly by trust of which spouse is trustee and beneficiary.

(5)	Includes 159,367 shares that may be acquired upon exercise of options.

(6)	Includes 84,640 shares that may be acquired upon exercise of options.

(7)

Includes 79,260 shares that may be acquired upon exercise of options. Also includes 50,798 shares owned by the Eastman Foundation (the “Foundation”), of which shares Mr. Crawford may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation but in which he had no pecuniary interest.

(8)	Includes 1,289 restricted shares that generally vest in May 2020, but as to which the director has voting power.
(9)	As of February 12, 2020, the date of Mr. Doheny’s election as a director. Consists of restricted shares that generally vest in February 2021, but as to which he has voting power.
(10)	As of February 1, 2020, the date of Mr. Stevens’s election as a director. Consists of restricted shares that generally vest in February 2021, but as to which he has voting power.

(11)

Includes a total of 1,548,730 shares that may be acquired upon exercise of options and 9,297 restricted shares as to which directors have voting power but no investment power. Also includes 50,798 shares owned by the Eastman Foundation, of which shares two executive officers each may have been deemed a beneficial owner by virtue of shared voting and investment power as a director of the Foundation but as to which they have no pecuniary interest.

    2020 Proxy Statement    7

Stock Ownership of Directors and Executive Officers

Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock

Eastman has stock ownership expectations for its directors and executive officers. These persons are expected to acquire and maintain a stake in the Company valued at $287,500 for non-employee directors (five times the portion of the annual retainer fee designated as “service retainer”), five times annual base pay for the Chief Executive Officer, and two and one-half times annual base pay for the other executive officers. Directors and executive officers are expected to attain these levels of stock ownership within five years of first becoming a director or an executive officer. Hypothetical units of the Eastman common stock fund that are credited to an executive’s account under the Eastman Executive Deferred Compensation Plan (the “EDCP”) and to a director’s account under the Directors’ Deferred Compensation Plan (the “DDCP”) are counted with shares of common stock actually owned for purposes of determining stock ownership under the director and executive ownership expectations. See “Director Compensation” note (4) and “Executive Compensation — Compensation Tables — 2019 Nonqualified Deferred Compensation” later in this proxy statement.

Company directors and executive officers, and all employees, are prohibited by Eastman policies from use of derivative financial instruments to hedge or mitigate their exposure to changes in the market price of Eastman common stock. In addition, directors and executive officers are prohibited from pledging Eastman common stock as security or collateral for loans or in margin brokerage accounts.

The table below shows the number of shares of common stock and EDCP and DDCP common stock units owned under the ownership expectations as of December 31, 2019 (other than as noted below) by each director and each named executive officer. All directors and executive officers have met or are on schedule to meet their ownership expectations.

Name	Number of Shares of Common Stock and Common Stock Units Owned
Mark J. Costa	236,152
Curtis E. Espeland	108,129
Brad A. Lich	44,061
Lucian Boldea	3,308
Stephen G. Crawford	19,032
Humberto P. Alfonso	32,204
Brett D. Begemann	31,822
Michael P. Connors	44,350
Edward L. Doheny II	133	(1)
Robert M. Hernandez	68,504
Julie F. Holder	15,760
Renée J. Hornbaker	51,513
Lewis M. Kling	47,791
Kim A. Mink	2,541
James J. O’Brien	8,610
David W. Raisbeck	76,838
Charles K. Stevens III	141	(1)
(1)	As of date of election as a director.

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Principal Stockholders

The following table sets forth information about persons we know to be the beneficial owners of more than five percent of Eastman common stock as of December 31, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,631,933	(2)	10.76%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	9,780,425	(3)	7.19%
(1)	Based upon the number of shares of common stock outstanding and entitled to be voted at the meeting as of March 16, 2020, the record date for the Annual Meeting.

(2)

As of December 31, 2019, based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc., an investment adviser. According to the Schedule 13G, The Vanguard Group has sole investment power with respect to 14,398,252 of such shares, shared investment power with respect to 233,681 of such shares, sole voting power with respect to 203,024 of such shares, and shared voting power with respect to 42,400 of such shares.

(3)

As of December 31, 2019, based on a Schedule 13G filed with the SEC by BlackRock, Inc. as parent holding company of certain broker-dealer and investment adviser entities, including certain non-U.S. institutions. According to the Schedule 13G, BlackRock and such affiliated entities together have sole investment power with respect to all of such shares and sole voting power with respect to 8,391,222 of such shares.

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Proposals to be Voted on at the Annual Meeting

Item 1 — Election of Directors

Stockholders are being asked to vote on the election of ten directors to serve until the 2021 Annual Meeting of Stockholders and their successors are duly elected and qualified. The terms of office of all thirteen current directors will expire at the 2020 Annual Meeting, and ten of those directors have been nominated for reelection for a one-year term. Robert M. Hernandez and Lewis M. Kling, who have served as directors since 2002 and 2006, respectively, are not eligible for reelection at the Annual Meeting under the director age limit of the Company’s Bylaws. As previously reported, Michael P. Connors, who has served as director since 2005, has notified the Board of Directors that he will not stand for reelection at the Annual Meeting. If any nominee is unable or unwilling to serve (which we do not anticipate), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

Directors Added Since the 2019 Annual Meeting.    As previously reported, in February 2020 the Board elected Edward L. Doheny II and Charles K. Stevens III as directors.

Majority Vote Standard for Election of Directors.    The Company’s Bylaws provide that directors are elected by a majority of votes cast by stockholders. If a nominee who is serving as a director is not reelected by a majority of votes cast at a meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under the director election provision of our Bylaws, any incumbent director who is a holdover director whose successor has not been elected by stockholders would be required to offer to resign from the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation would not participate in the Board’s decision. Under Delaware law, if a nominee who was not already serving as a director is not elected by a majority of votes cast by stockholders at an annual meeting, such nominee would not become a director.

Following is certain information about the background, skills, and expertise of each director nominated for election relevant to their service as a director. The skills matrix that the Nominating and Corporate Governance Committee uses in its review of director qualifications is under “The Board of Directors and Corporate Governance — Board Composition and Culture ” following the individual director biographical information below.

The nominees have been recommended to the Board by the Nominating and Corporate Governance Committee of the Board. The Board recommends that you vote “FOR” the election of each of the ten nominees identified below.

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Item 1 — Election of Directors — Nominees for Director

Nominees for Director

(For One-Year Terms Expiring at the 2021 Annual Meeting)

Humberto P. Alfonso Age: 62 (Director since January 2011) Committees: • Audit (Chair) • Finance • Environmental, Safety and Sustainability

Retired Chief Executive Officer, Global, of Yowie Group Ltd.

Background: Mr. Alfonso served as Chief Executive Officer, Global, of Yowie Group Ltd. from June 2016, and a director from March 2017, until January 2018. Yowie is a global brand licensing company specializing in the development of Yowie character children’s consumer products. Mr. Alfonso was President, International, of The Hershey Company, the largest producer of quality chocolate in North America and a global leader in chocolate and sugar confectionery, from April 2013 until his retirement in June 2015. He was Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Hershey from November 2011 to April 2013, and Senior Vice President and Chief Financial Officer from July 2007 to November 2011. He joined Hershey in July 2006, initially serving as Vice President, Finance and Planning, U.S. Commercial Group from July 2006 to October 2006, and then serving as Vice President, Finance and Planning, North American Commercial Group from October 2006 to July 2007. Before joining Hershey, Mr. Alfonso held a variety of finance positions at Cadbury Schweppes, a producer of soft drinks and premium beverages, serving as Executive Vice President Finance and Chief Financial Officer of Cadbury Schweppes Americas Beverages from March 2005 to July 2006 and Vice President Finance, Global Supply Chain from May 2003 to March 2005. Prior to that, Mr. Alfonso held a number of senior financial positions at Pfizer, Inc.

Skills and Expertise: In addition to serving on the Board, Mr. Alfonso is Chair of the Audit Committee and a member of the Finance Committee and the Environmental, Safety and Sustainability Committee. Mr. Alfonso possesses a strong financial management and accounting background. His experience includes various senior financial positions held during his career, including his service as an executive vice president and chief financial officer, which provide a solid platform for his service on the Audit Committee, especially concerning financial and audit-related matters and, as Chair of the Audit Committee, to lead the Audit Committee’s oversight of the Company’s financial reporting process and its internal and disclosure controls and of the work of the independent registered public accounting firm. In addition, Mr. Alfonso’s substantial senior level management experience, including his previous position as a chief executive officer, brings significant operational insight to the Board.

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Item 1 — Election of Directors — Nominees for Director

Brett D. Begemann

Age: 59

(Director since February 2011)

Committees:

•   Compensation and Management Development
(Chair)

•   Finance

•   Environmental, Safety and Sustainability

•   Nominating and Corporate Governance

Chief Operating Officer of Crop Science Division of Bayer AG

Background: Mr. Begemann became the Chief Operating Officer for the Crop Science Division of Bayer AG, a German global life sciences company with core competencies in the areas of health care and agriculture, upon the completion of Bayer’s acquisition of Monsanto Company, a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality, in June 2018. Previously, Mr. Begemann served as President and Chief Operating Officer of Monsanto, with responsibility for worldwide sales and operations, corporate affairs, and global business organization since October 2013. He joined Monsanto in 1983, initially serving in the company’s sales and marketing organization and later in various senior management and executive positions with increasing responsibility, including Executive Vice President, Global Commercial from October 2007 to October 2009, Executive Vice President and Chief Commercial Officer until August 2012, and President and Chief Commercial Officer from August 2012 to October 2013.

Skills and Expertise: In addition to serving on the Board, Mr. Begemann serves as Chair of the Compensation and Management Development Committee and as a member of the Finance Committee, the Environmental, Safety and Sustainability Committee, and the Nominating and Corporate Governance Committee. His substantial and varied experience as an executive of an international public company, including working closely with the Board of Directors of Monsanto and the Supervisory Board and the Board of Management of Bayer, brings to the Board a significant depth of knowledge and experience in global biotechnology and chemicals business operations and international and emerging markets growth strategies, and public company management development and compensation. His wide-ranging experience and knowledge contributes to the Board and its Committees significant insight into a number of functional areas critical to Eastman, including as Chair of the Compensation and Management Development Committee.

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Item 1 — Election of Directors — Nominees for Director

Mark J. Costa Age: 54 (Director since May 2013)

Chief Executive Officer and Board of Directors Chair of Eastman Chemical Company

Background: Mr. Costa has been Chief Executive Officer since January 2014 and Board of Directors Chair since July 2014. Since joining Eastman in 2006, he has held a number of executive positions. He has been instrumental in developing Eastman’s growth strategies, and has led Eastman’s manufacturing and global supply chain. Mr. Costa has served as Executive Vice President of the Polymers Group, Executive Vice President, Specialty Polymers, Coatings, and Adhesives, and Executive Vice President, Additives & Functional Products and Advanced Materials. In addition, he served as Chief Marketing Officer and had responsibility for the Company’s corporate innovation organization. He was appointed President in May 2013 and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor’s techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.

Skills and Expertise: Since he joined the Company, Mr. Costa has led a variety of business, marketing, functional, and strategic areas and initiatives, currently serving as Chief Executive Officer, and has senior management, corporate transformation and portfolio management, and business and marketing capability experience and expertise from both his years with the Company and previously as a consultant. As a result, he is appropriately and uniquely able to advise the Board on the opportunities and challenges of managing the Company and its strategy for value creating growth, as well as its day-to-day operations and risks. We believe the perspective of the Chief Executive Officer of the Company is critical for the Board in order for it effectively to oversee the affairs of the Company and its strategy for growth. Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman’s growth strategies for its businesses, Mr. Costa’s unique knowledge of the opportunities and challenges associated with our business and familiarity with the Company, as well as of the chemical industry and various market participants, also make him uniquely qualified to lead and advise the Board as Chair. See “The Board of Directors and Corporate Governance — Board Leadership Structure”.

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Item 1 — Election of Directors — Nominees for Director

Edward L. Doheny II Age: 57 (Director since February 2020) Committees: • Audit • Finance • Environmental, Safety and Sustainability

President and Chief Executive Officer of Sealed Air Corporation

Background: Mr. Doheny became the President and Chief Executive Officer of Sealed Air Corporation, a global leader in essential packaging solutions, in January 2018. Mr. Doheny joined Sealed Air as the Chief Operating Officer and CEO Designate and a member of the Board of Directors in September 2017. Previously, Mr. Doheny served as President and Chief Executive Officer and a director of Joy Global Inc., a manufacturer and servicer of industrial mining equipment, from December 2013 until its sale to Komatsu in 2017 and as Executive Vice President and as President and Chief Operating Officer of Joy Global’s Underground Mining Machinery business from 2006 to 2013. Prior to joining Joy Global, Mr. Doheny had a 21-year career with Ingersoll-Rand plc where he held a series of executive and senior management positions of increasing responsibility, including for engineering and marketing. Mr. Doheny was also a member of the Board of Directors of John Bean Technologies Corporation during the last five years.

Skills and Expertise: In addition to his Board service, Mr. Doheny also serves as a member of the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. Doheny’s extensive corporate management experience and expertise in manufacturing through his high-level positions at several global industrial and manufacturing companies allow him to offer a valuable perspective on the Company’s strategy for sustainable long-term growth focused on technology, innovation, and operational excellence.

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Item 1 — Election of Directors — Nominees for Director

Julie F. Holder

Age: 67

(Director since

November 2011)

Committees:

•   Environmental, Safety and Sustainability (Chair)

•   Compensation and Management Development

•   Finance

•   Nominating and Corporate Governance

Retired Senior Vice President of The Dow Chemical Company

Background: Ms. Holder has been the Chief Executive Officer of JFH Insights LLC, a consulting firm primarily dedicated to leadership coaching for high potential women executives, since founding the company in 2009. She developed and teaches executive education courses for the Eli Broad College of Management at Michigan State University designed to help women be more successful in their careers and help senior leadership build a more inclusive corporate culture. Previously, Ms. Holder served as Senior Vice President, Chief Marketing, Sales and Reputation Officer, U.S. Area Executive Oversight of The Dow Chemical Company, a diversified, worldwide manufacturer and supplier of products used primarily as raw materials in the manufacture of customer products and services, from 2007 until her retirement in 2009, and before that was Vice President, Human Resources, Public Affairs and Diversity and Inclusion of Dow from 2006. Prior to that, Ms. Holder served in various positions with increasing seniority at Dow from 1975 to 2006. Ms. Holder is also a member of the Board of Directors of W.R. Grace & Co., a leading global supplier of catalysts and engineered materials.

Skills and Expertise: In addition to serving on the Board, Ms. Holder is Chair of the Environmental, Safety and Sustainability Committee and is a member of the Compensation and Management Development Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Ms. Holder brings to the Board substantial corporate management experience as well as expertise in international sales and marketing and the chemicals industry through her various senior management positions at Dow. Ms. Holder’s long history at Dow provides her substantial chemical industry experience across a broad range of functional areas and allows her to offer management and operational insight to the Board with an in-depth understanding of the opportunities and challenges associated with our business, including as Chair of the Environmental, Safety and Sustainability Committee. In addition, Ms. Holder’s experience in human resources management adds to the Compensation and Management Development Committee’s oversight of and decisions concerning management development and compensation and her professional background of overseeing increasingly large and diverse business units results in her having the financial sophistication and understanding of a company similar to Eastman, which is of great benefit to the Board and the Finance Committee.

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Item 1 — Election of Directors — Nominees for Director

Renée J. Hornbaker Age: 67 (Director since September 2003) Committees: • Audit • Finance (Chair) • Environmental, Safety and Sustainability

Retired Executive Vice President and Chief Financial Officer of Stream Energy

Background: Ms. Hornbaker has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. She served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy, wireless, and protective services provider, from 2011 to December 2017, and was a member of the Board of Directors and Board Chair and Compensation Committee Chair from December 2017 until the sale of Stream Energy in July 2019. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was Consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996, including five years at Phelps Dodge Corporation where she had financial responsibilities for its international businesses including Columbian Chemicals Corporation. Ms. Hornbaker is also a member of the Boards of Directors of Tri Global Energy, LLC, a privately-owned clean energy development company, The Freeman Company, a family and employee-owned company which produces expositions, conventions, trade shows, and other corporate events and exhibits, and CLEAResult, a privately-owned designer of technology-enabled energy efficiency and demand response programs for utility companies.

Skills and Expertise: Ms. Hornbaker’s expertise in a variety of financial and accounting matters, experience in business development, strategy and technology, and service with large global businesses makes her a valuable member of the Board, and enhances the value of her service as Chair of the Finance Committee and as a member of the Audit Committee and the Environmental, Safety and Sustainability Committee. Ms. Hornbaker’s significant experience in several senior financial positions at various companies, including her previous service as a chief financial officer and as a senior manager at an accounting firm, provides a solid platform for her to advise and consult with the Board on financial and audit-related matters.

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Item 1 — Election of Directors — Nominees for Director

Kim Ann Mink Age: 60 (Director since July 2018) Committees: • Audit • Finance • Environmental, Safety and Sustainability

Retired President and Chief Executive Officer of Innophos Holdings, Inc.

Background: Dr. Mink was President and Chief Executive Officer of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional functional ingredients, with applications in food, health, nutrition and industrial specialties markets, from December 2015, a director of Innophos from January 2016, and Chairman of the Board from February 2017, until completion of One Rock Capital Partners’s acquisition of Innophos in February 2020. Dr. Mink previously served as Business President of Elastomers, Electrical and Telecommunications at The Dow Chemical Company from September 2012 to December 2015. Dr. Mink joined Dow in April 2009 as Global General Manager, Performance Materials and President and Chief Executive Officer of ANGUS Chemical Co. (then a subsidiary of Dow). Prior to joining Dow, she had previously served for more than 20 years at the Rohm and Haas Company (which was acquired by Dow) where she held roles of increasing responsibility, including corporate vice president and general manager for the Ion Exchange Resins business. Dr. Mink is also a member of the Board of Directors of PolyOne Corp.

Skills and Expertise: Dr. Mink provides valuable guidance to the Board with her extensive background and past experience as an executive in the specialty chemical industry and as a chief executive officer overseeing business and developing growth initiatives. Dr. Mink brings specialty materials experience and technical expertise to the Board. Dr. Mink’s proven leadership and deep understanding of key end markets enhance the Board’s innovation-driven growth strategy. Dr. Mink is a member of the Audit, Finance, and Environmental, Safety and Sustainability Committees.

James J. O’Brien Age: 65 (Director since February 2016) Committees: • Audit • Finance • Environmental, Safety and Sustainability

Retired Chairman of the Board and Chief Executive Officer of Ashland, Inc.

Background: Mr. O’Brien served as Chairman of the Board and Chief Executive Officer of Ashland Inc., a leading global specialty chemical company, from 2002 until his retirement in December 2014, and previously served as President and Chief Operating Officer and Senior Vice President and Group Operating Officer from 2001 to 2002. He joined Ashland (then known as Ashland Chemical Company) in 1976, and after serving in various positions, became President of the Valvoline business in 1995. Mr. O’Brien is also a member of the Boards of Directors of Albemarle Corporation and Humana Inc., and was during the last five years a member of the Board of Directors of WESCO International, Inc.

Skills and Expertise: In addition to serving as a member of the Board, Mr. O’Brien serves on the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. O’Brien brings to the Board extensive knowledge of the chemical industry and substantial experience as an executive of an international public company that allow him to offer management insight and understanding of industry challenges to the Board. Under his leadership, Ashland was transformed to a global specialty chemical company. His significant experience serving on other public company boards and management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance provide a solid platform for his service on the Board and the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee.

    2020 Proxy Statement    17

Item 1 — Election of Directors — Nominees for Director

David W. Raisbeck

Age: 70

(Director since December 2000)

Committees:

•   Nominating and Corporate Governance (Chair)

•   Compensation and Management Development

•   Environmental, Safety and Sustainability

•   Finance

Retired Vice Chairman of Cargill, Incorporated

Background: Mr. Raisbeck was Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company, from 1999 until his retirement in 2008, and was a director of Cargill until September 2009. He joined Cargill in 1971 and held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was appointed President of Cargill’s Financial Markets Division in 1988 and President of Cargill’s Trading Sector in 1993, was elected a director of Cargill in 1994 and Executive Vice President in 1995. Mr. Raisbeck was a director of CarVal, a distressed asset management company owned by Cargill, and of Black River Asset Management, a hedge fund owned by Cargill, until 2009.

Skills and Expertise: Mr. Raisbeck’s depth of experience in the areas of trading and risks related to commodities and raw materials, which are significant components of our operations and the manufacturing of our products, is a valuable addition to our Board and its Finance Committee. Given his professional experience managing trading businesses and other risk-based, finance-related transactions, Mr. Raisbeck has unique capabilities and insight with respect to the managing of risk exposure and execution of financing transactions. His substantial experience serving on the boards of directors of other companies and his varied corporate management experience allows us to leverage his experiences with respect to, among other things, appropriate oversight and related actions utilized in the board environment, including corporate governance matters as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation and Management Development Committee, the Environmental, Safety and Sustainability Committee, and the Finance Committee.

Charles K. Stevens III Age: 60 (Director since February 2020) Committees: • Audit • Finance • Environmental, Safety and Sustainability

Retired Executive Vice President and Chief Financial Officer of General Motors Company

Background: Mr. Stevens was Executive Vice President and Chief Financial Officer of General Motors Company, a corporation that designs, manufactures, markets and distributes vehicles and vehicle parts, and sells financial services, from 2014 until 2018, and retired from General Motors in early 2019. He joined the Buick-Oldsmobile-Cadillac Group in 1978 and served in various positions of increasing responsibility in the financial and operating organizations, including Chief Financial Officer, General Manager ASEAN Operations and Vice President Finance, Thailand from 2002 to 2005, Vice President Finance, Chief Financial Officer, Canada from 2006 to 2007, Executive Director, Finance, Chief Financial Officer, Mexico from 2008 to 2009, Chief Financial Officer, North America and Interim Chief Financial Officer and General Manager, South America from 2010 to 2013. Mr. Stevens is also a member of the Boards of Directors of Flex Ltd., Masco Corporation, and Tenneco Inc.

Skills and Expertise: In addition to his Board service, Mr. Stevens also serves on the Audit Committee, the Finance Committee, and the Environmental, Safety and Sustainability Committee. Mr. Stevens brings to the Board and its Audit and Finance Committees significant leadership experience in financial and accounting operations of a large, global publicly held manufacturing and marketing company. His extensive background and expertise provide to our management and Board a valuable understanding of finance, financial operations, international financial matters, public company accounting, mergers and acquisitions, and consumer goods. His past responsibilities also include being a vital contributor to developing and executing business strategies to drive profitable growth, which benefit our Board as it oversees our strategy. Mr. Stevens also serves on the boards of three other public companies which allows him to leverage his experience for the further benefit of the Company.

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

The Board of Directors and Corporate Governance

The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The primary role of the Board is to maximize stockholder value over the long-term. Eastman’s business is conducted by its employees, managers, and officers, under the direction of the Chief Executive Officer and with the oversight of the Board. The Nominating and Corporate Governance Committee of the Board periodically reviews and assesses the Company’s Corporate Governance Guidelines and governance practices.

The Board held seven meetings during 2019. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which he or she served. The Board meets immediately before each annual meeting of stockholders, and the directors in attendance at such Board meeting attend the annual meeting of stockholders. All directors then serving on the Board attended the 2019 Annual Meeting of Stockholders.

Board Composition and Culture

Under the Corporate Governance Guidelines, the desired attributes of individual directors are:

•	integrity and demonstrated high ethical standards;

•	experience with business administration processes and principles;

•	the ability to express opinions, raise difficult questions, and make informed, independent judgments;

•	knowledge, experience, and skills in at least one specialty area, for example:

•	accounting or finance,

•	corporate management,

•	marketing,

•	manufacturing,

•	technology,

•	information systems,

•	the chemical industry,

•	international business, or

•	legal or governmental affairs;

•

the ability to devote sufficient time to prepare for and attend Board meetings (it is assumed that service on up to one other public company board of directors for any director who is the chief executive officer of a public company and up to three other boards of directors if a director is not the chief executive officer of a public company will not impair a director’s service on the Company’s Board; the Nominating and Corporate Governance Committee reviews any such instances and may consider recommending any exceptions to the Board of Directors);

•	willingness and ability to work with other members of the Board in an open and constructive manner;

•	the ability to communicate clearly and persuasively; and

•	diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational, and professional experience.

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

The Nominating and Corporate Governance Committee and the Board use the following matrix in its review of each non-employee director’s skills and qualifications:

	Alfonso	Begemann	Connors*	Doheny	Hernandez*	Holder	Hornbaker	Kling*	Mink	O’Brien	Raisbeck	Stevens
Accounting or finance experience	CFO				CFO		CFO					CFO
Corporate management experience	CFO	COO	CEO	CEO	Vice Chair	SVP	CFO	CEO	CEO	CEO	Vice Chair	CFO
Marketing experience
Manufacturing experience
Technology experience
Information systems experience
Chemical industry experience
International business experience
Legal, governmental, or environmental expertise
Gender or ethnic diversity
*	Messrs. Connors, Hernandez, and Kling are not standing for reelection at the Annual Meeting.

The Board recognizes that its success hinges on its ability to meet a broad spectrum of challenges that the Company will encounter over the long-term. Variable challenges demand not only a diverse set of perspectives, backgrounds, and skills, but strong communication and collaboration among the whole Board. To this end, the Board’s composition and culture is critical. Continuing non-employee directors’ average tenure is 7.8 years, with seven of nine of such directors having a tenure less than ten years. The non-employee directors together possess a diverse inventory of relevant skills and experience, but all of the non-employee directors have experience in corporate management and strategy as well as international business experience. Four of the nine non-employee director nominees represent either gender or ethnic diversity. The Company believes the Board is equipped by its composition and culture to effectively oversee key risks and challenges the Company faces.

Board Leadership Structure

The Chair of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company may face from time to time, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs at any time. As a result, the Company believes that the decision as to who should serve as Chair and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chair and Chief Executive Officer offices is in the best interests of the Company.

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

Chief Executive Officer and director Mark J. Costa has since 2014 served as Chair, the Board having determined that this is the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for the Company. In addition, the Board believes that combining the roles of Chair and Chief Executive Officer helps ensure that the Chief Executive Officer understands and can effectively and efficiently manage the implementation of the recommendations and decisions of the Board.

In order to give a significant voice to our non-management directors and to reinforce effective, independent leadership on the Board, when the same person holds the Chief Executive Officer and Chair positions or if the Chair is not otherwise independent, the Company’s Bylaws and Corporate Governance Guidelines provide that the Company has a Lead Director. The Lead Director’s responsibilities, which are described in more detail in the Company’s Corporate Governance Guidelines, include:

•

calling, setting agendas for, and presiding over executive sessions of the non-management directors at each regularly scheduled meeting of the Board, or at such other times as the non-management directors may determine;

•	calling special meetings of the full Board or the non-employee, independent directors;

•	presiding over Board meetings in the absence of the Chair;

•

collaborating and consulting with the Chair and Chief Executive Officer and other senior management concerning and approving or directing the approval of agendas, schedules, and materials for Board meetings;

•	acting as a liaison between the independent directors and the Chair; and

•	being available with the Chair for consultation and direct communication with stockholders.

Robert M. Hernandez has served as Lead Director since May 2016. The Board will select the Lead Director for May 2020 — May 2021 after the 2020 Annual Meeting of Stockholders.

In addition to the Lead Director providing independent leadership of the Board, certain key Company functions have completely independent Board oversight. As described below under “Board Committees”, the Finance Committee and the Environmental, Safety and Sustainability Committee each consists of all the non-employee, independent directors and is chaired by an independent director. Under this hybrid leadership structure with two Board “committees of the whole”, the Company’s financial and financing functions and health, safety, environmental, security, and sustainability functions are overseen by all of the independent directors under independent director leadership. See “Board Committees — Finance Committee” and “— Environmental, Safety and Sustainability Committee” below.

We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies, procedures, and practices described below, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board.

Corporate Strategy and Business Performance Oversight

With the leadership of the Chair and Chief Executive Officer, the Board actively oversees development, implementation, and results of executive management’s corporate growth and business strategy, including the current innovation-driven growth model. See “Information about Eastman, the Meeting, and Voting — Eastman Overview”. Corporate strategy and business and financial results, expectations, prospects, and opportunities are reviewed and discussed with the CEO and senior management throughout the year at each Board meeting and at meetings of the Audit, Compensation and Management Development, Finance, and Environmental, Safety and Sustainability Committees, including in separate private (or “executive”) sessions with the CEO and other individual executive and senior managers. As described below under “Board Committees — Compensation and Management Development Committee” and “Executive Compensation — Compensation Discussion and Analysis ”, the Compensation and Management Development Committee oversees compensation of senior management and determines the compensation of executive officers, with a significant portion based on the measures of performance that the Committee and the Board have determined are most relevant to

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

management’s corporate business strategy. Throughout the year the Compensation Committee monitors and evaluates corporate, business, and individual executive performance in its oversight and determination of annual management performance-based incentive compensation.

Human Capital Management Oversight

The Board believes that effective attraction, development, and retention of human resource talent (or “human capital”), including diversity and inclusion initiatives and succession planning, are vital to the success of Eastman’s innovation-driven growth strategy. The Board oversees workforce and senior management development primarily through its Compensation and Management Development Committee. In its oversight of senior management evaluation, development, and compensation and its evaluation of executive officer performance and determination of executive compensation, the Compensation Committee regularly reviews with management and the Board employee composition, talent, and diversity and senior management development and succession plans. In addition, the CEO regularly reviews and discusses privately with the Board executive succession plans, and the Lead Director and the Chair of the Compensation Committee at least annually privately review CEO succession plans with the independent directors. The Board also regularly evaluates Eastman culture, and monitors the culture of the Company and leadership quality, morale, and development with scheduled one-on-one breakfast meetings with key senior managers, senior manager presentations at Board and Committees meetings, and luncheons, dinners, and other social gatherings before and after Board and Committees meetings.

Risk Oversight

The Board maintains oversight responsibility for the management of the Company’s risks, and oversees an enterprise-wide approach to risk management, designed to provide a holistic view of organizational objectives, including strategic objectives, to improve long-term organizational performance, to prioritize and manage identified risks, and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board reviews with management its process for managing enterprise risk. Additionally, the Audit Committee is charged with overseeing our risk assessment and management process each year, including ensuring that management has instituted processes to identify major risks and has developed plans to manage such risks and reviewing with management the identified most significant risks and management’s plans for addressing and mitigating the potential effects of such risks. During the Company’s risk management review process, risk is assessed throughout our entire business, and is reported to a management corporate risk committee comprised of members of our various business units and control functions. Risks that are identified as “high-level” risks are reported to the Audit Committee and thereafter assigned, as appropriate, to various of the Board’s Committees, or to the Board as a whole, for further review, analysis, and development of appropriate plans for management and mitigation.

While the Board maintains the ultimate oversight responsibility for risk management and responsibility for risk management oversight of certain specific areas, each of the various Committees of the Board have been assigned responsibility for risk management oversight of specific identified areas. In particular, and in addition to its responsibility to conduct an annual assessment of the risk management process and report its findings to the Board, the Audit Committee maintains responsibility for overseeing risks related to the Company’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures, and cyber security and security of Company information. The Finance Committee has oversight responsibility related to the Company’s financial position and financing activities, including such areas as capital structure, raw material and energy costs, availability, and price volatility and hedging, large capital projects, pension obligations and funding, and acquisitions, divestitures, and joint ventures. The Environmental, Safety and Sustainability Committee assists the Board in fulfilling its oversight responsibility with respect to health, safety, environmental, security, sustainability, and political activities issues that affect the Company and works closely with the Company’s legal and regulatory management with respect to such matters. In addition, in setting compensation, the

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Item 1 — Election of Directors — The Board of Directors and Corporate Governance

Compensation and Management Development Committee endeavors to develop a program of incentives that encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term business strategy and also reviews the leadership development of our employees. Finally, the Nominating and Corporate Governance Committee conducts an annual assessment of nominees to our Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committees structure, leadership, and membership, including those related to, affecting, or concerning the Board’s and its Committees’ risk oversight.

Investor Engagement

The Board believes that communication and engagement with the Company’s stockholders and other interested parties is an important component of the Company’s corporate governance practices. To create opportunities for directors and management to listen to the views of the Company’s stockholders and to provide explanation of the Company’s publicly available material information, from time to time directors and certain senior members of management have met with certain stockholders of the Company. In 2018 and 2019, the Lead Director and management met with institutional investor stockholders through in-person meetings and telephone calls to discuss the Company’s environmental, social, and governance programs and practices. These discussions were reported to the Board, and resulted in additional and enhanced description of certain governance and compensation items in subsequent proxy statements.

Director Independence

The Board and its Nominating and Corporate Governance Committee have reviewed the standards of independence for directors established by applicable laws and regulations, including the listing standards of the New York Stock Exchange, and by the Company’s Corporate Governance Guidelines and have reviewed and evaluated the relationships of directors with the Company and its management. Based upon this review and evaluation, the Board has determined that none of the non-employee members of the Board (that is, all directors but Mr. Costa) has or had a relationship with the Company or its management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board is an independent director.

In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and evaluated all direct and indirect transactions and relationships between the Company and the non-employee directors and their affiliates and immediate family members. Under the New York Stock Exchange listing standards and Eastman’s Corporate Governance Guidelines, an “independent” director is one who has “no direct or indirect material relationship with the Company or its management” and who:

•	has not been employed by the Company or any of its subsidiaries or affiliates, and who has no immediate family member who has been an executive officer of the Company, within the previous three years;

•

has not received, and whose immediate family member has not received, in any 12-month period within the previous three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•

as to the Company’s internal or external auditor, is not, and whose immediate family member is not, a partner; is not employed by; has not been, and whose immediate family member has not been, within the last three years, and is not currently, a partner or employee and personally worked on the Company’s audit;

•

is not and has not in the past three years been employed, and whose immediate family member is not and has not in the past three years been employed, as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee;

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Item 1 — Election of Directors — Board Committees

•

is not an employee of, and whose immediate family member is not an executive officer of, another company that has made payments to, or received payments from, the Company for property or services in an amount that exceeds, in any of the last three years, the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	has no personal services contract with the Company, any subsidiary or affiliate of the Company or any executive officer;

•

does not have any other business relationship with the Company or any of its subsidiaries or affiliates (other than service as a director) that the Company would be required to disclose in proxy statements or in annual reports on Form 10-K filed with the SEC;

•

is not an executive officer of another company that is indebted to the Company or to which the Company is indebted and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company that he or she serves as an executive officer;

•

is not an officer, director, or trustee of a charitable organization to which discretionary charitable contributions to the organization by the Company or an affiliate are more than 1% of that organization’s total annual charitable receipts or $100,000, whichever is less; and

•

is not a director, executive officer, partner, or greater than 10% equity holder of an entity that provides advisory, consulting, or professional services to the Company, any of its affiliates, or any executive officer.

Transactions with Directors, Executive Officers, and Related Persons

As described above, at least annually the Board reviews and evaluates all current and recent past transactions involving the Company in which non-employee directors and their affiliates (including immediate family members and other firms, corporations, or entities with which the director has a relationship) have or had a direct or indirect interest. The Board also reviews any such transactions and relationships in which executive officers of the Company or members of their immediate families have or had an interest. Written Company policies require approval by the Board (in the case of the Chief Executive Officer) or senior management (in the case of all other employees) of each Company transaction in which an employee has a direct or indirect financial or other personal interest, and restrict reporting relationships between immediate family member employees.

In the most recent review, the Board considered purchases and sales of products and services in the ordinary course of business to and from companies of which non-employee directors are officers and a payment by a third party to a partnership of which a non-employee director is a partner for professional services to the third party for which the Company paid fees to the third party. Each such transaction was below the thresholds of the categorical standards listed above and determined by the Board not to be a material transaction or relationship.

The Board also reviewed employment by the Company of immediate family members of certain executive officers, and determined that no such executive officer has a material interest in his immediate family member’s employment relationship or transactions that creates a conflict of interest. The terms of such employment, including compensation and benefits, were in all respects according to standard Company employment policies and practices. Each executive’s immediate family member worked in an organization that was not in the executive’s line of management or the executive had no direct reporting relationship with his immediate family member, and in each case the executive made no hiring, compensation, promotion, or evaluation decisions regarding his immediately family member.

Board Committees

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Management Development Committee, a Finance Committee, and an Environmental, Safety and Sustainability Committee (formerly the “Health, Safety, Environmental and Security” Committee). All committee members are non-employee, independent directors. The written charter of each committee of the Board is available in the “Investors — Corporate Governance” section of the Company’s website (www.eastman.com).

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Item 1 — Election of Directors — Board Committees

Audit Committee.    The members of the Audit Committee are Messrs. Alfonso (Chair), Doheny, O’Brien, and Stevens and Mmes. Hornbaker and Mink. The Audit Committee held ten meetings during 2019. The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•	the integrity of the financial statements of the Company and the Company’s system of internal controls and disclosure controls and procedures;

•	the Company’s management of and compliance with legal and regulatory requirements;

•	the independence and performance of the Company’s internal auditors;

•	the qualifications, independence, and performance of the Company’s independent registered public accounting firm;

•

the retention and termination of the Company’s independent registered public accounting firm, including the approval of fees and other terms of their engagement and the approval of non-audit relationships with the independent registered public accounting firm; and

•	risk assessment and risk management.

The Board of Directors has determined that each member of the Audit Committee is “independent” and that each of Messrs. Alfonso, O’Brien, and Stevens and Ms. Hornbaker is an “audit committee financial expert” under applicable provisions of the New York Stock Exchange’s listing standards and the Securities Exchange Act of 1934.

Audit Committee Report

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal control over financial reporting and related disclosure controls and procedures, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the accounting firm’s independence. At the beginning of the year, the Audit Committee reviewed and approved all known audit and non-audit services and fees to be provided by and paid to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee were approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The Audit Committee evaluates the performance of the independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other independent registered public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered public accounting firm, and knowledge of the Company’s global operations and industry. Based on this evaluation, the Audit Committee decided to retain PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the year ending December 31, 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the independent registered public accounting firm at the 2020 Annual Meeting (see “Item 3 — Ratification of Appointment of Independent Registered Public Accounting Firm”).

Of the Audit Committee’s ten meetings during 2019, five were regular in-person meetings that included separate private (or “executive”) sessions of the Committee with the Company’s independent registered public accounting firm and with

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Item 1 — Election of Directors — Board Committees

Company management, including the director of internal audit, the chief legal officer, the chief financial officer, the chief accounting officer, the corporate controller, the vice president of corporate compliance, the chief information officer, and other financial and legal management employees, and among the Committee members themselves. These executive sessions included discussion of specific financial management, legal, accounting, auditing, internal and disclosure controls, corporate compliance, and risk management matters. As part of its oversight of the Company’s risk management process, the Committee reviewed and discussed management’s risk assessment and risk management program, including individual areas of risk and the overall risk management process. See “Risk Oversight” earlier in this proxy statement. The Audit Committee also met with the chief legal officer and the director of corporate compliance to discuss the effectiveness of the Company’s compliance program and received regular corporate compliance program status reports and updates.

Five of the Audit Committee’s meetings were conference calls, one of which was a special meeting and the other four of which were scheduled meetings to review the Company’s planned public disclosures of quarterly financial results. These meetings included review with management and the independent registered public accounting firm of the financial statements and management’s discussion and analysis of financial condition and results of operations disclosures in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filings prior to filing with the SEC and of matters relating to the Company’s internal control over financial reporting and disclosure controls and procedures for such filings.

Numerous other informal meetings and communications among the Chair, various Committee members, PricewaterhouseCoopers LLP, the director of internal audit, the chief information officer, and other members of the Company’s management also occurred. The agenda for each of the Audit Committee’s meetings is established by the Audit Committee Chair and the director of internal audit.

Throughout the year, the Committee reviewed with the Company’s financial management, PricewaterhouseCoopers LLP, and the director of internal audit the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed and discussed the audited financial statements and related disclosures in the Company’s Annual Report on Form 10-K with the Audit Committee. This review and discussion included the quality of accounting principles, the reasonableness of the significant accounting judgments and estimates, the clarity of disclosures in and concerning the financial statements, and the internal controls and disclosure controls and procedures that support management’s accounting and disclosure judgments and the certifications of the Chief Executive Officer and the Chief Financial Officer that the financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of the Company.

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked them to address, and discussed their responses to, questions relevant to the Audit Committee’s oversight. These discussions included significant accounting judgments or estimates made by management in preparing the financial statements, fair presentation to investors in the financial statements of the Company’s financial position and performance in accordance with generally accepted accounting principles and SEC disclosure requirements, and implementation of internal controls and internal audit procedures that are appropriate for the Company.

The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing PricewaterhouseCoopers LLP internal quality control procedures.

In reliance on these reviews and discussions and the reports of PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in

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the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Messrs. Doheny and Stevens were elected to the Board and appointed to the Audit Committee in February 2020, and did not participate in review of or recommendations concerning the 2019 financial statements.

Audit Committee

Humberto P. Alfonso (Chair)

Renée J. Hornbaker

Kim A. Mink

James J. O’Brien

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Messrs. Raisbeck (Chair), Begemann, Connors, Hernandez, and Kling and Ms. Holder. The Nominating and Corporate Governance Committee held five meetings during 2019. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become Board members;

•	recommend to the Board candidates to fill Board vacancies and newly-created director positions;

•	recommend to the Board whether incumbent directors should be nominated for reelection to the Board upon the expiration of their terms;

•	review, develop, and recommend corporate governance principles and practices, and regularly review and evaluate corporate governance trends and developments;

•	review and make recommendations to the Board regarding director compensation (see “Director Compensation”);

•	oversee the Board’s self-evaluation and peer-to-peer evaluations; and

•	recommend committee structures, membership, and chairs and, if the Chairman is not an independent director, the independent director to serve as Lead Director.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

Director Nominations.    The Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board potential directors who possess the skills, knowledge, and understanding necessary to be valued members of the Board in order to assist it in successfully performing its role in corporate oversight and governance. The Nominating and Corporate Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board as a whole in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board at that time, the desired attributes of individual directors, including those of any nominees of stockholders, are as described under “Board Composition and Culture.”

The Nominating and Corporate Governance Committee will consider persons nominated by stockholders and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by stockholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a stockholder or group of stockholders may nominate an individual for consideration by the Nominating and Corporate Governance Committee to stand for election at an annual meeting of stockholders. In addition, the proxy access provision in our Bylaws provides that, under certain circumstances, a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years may nominate and include director nominees constituting up to 20% of the number of directors then serving on the Board in the Company’s proxy materials, provided that such stockholder(s) and nominee(s) satisfy the disclosure and other requirements set forth in our

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Item 1 — Election of Directors — Board Committees

Bylaws. In order to use this proxy access Bylaw provision, stockholders are required to hold shares until the date of the applicable annual meeting. For additional information on how stockholders may submit nominees for election to the Board, see “Information about Eastman, the Meeting, and Voting  — Nominations by Stockholders for Election to the Board of Directors and Stockholder Nomination Proxy Access.”

The Board and the Nominating and Corporate Governance Committee have from time to time utilized the services of director search firms to assist in the identification of qualified potential director nominees, including its identification of Mr. Doheny and Mr. Stevens as qualified director nominees.

Compensation and Management Development Committee.    The members of the Compensation and Management Development Committee (the “Compensation Committee”) are Messrs. Begemann (Chair), Connors, Hernandez, Kling, and Raisbeck and Ms. Holder. The Compensation Committee held seven meetings during 2019. The purpose of the Compensation Committee is to oversee establishment and administration of the Company’s policies, programs, and procedures for evaluating, developing, and compensating the Company’s senior management including oversight of management succession, diversity, and inclusion programs. Among other responsibilities included in its charter, the Compensation Committee oversees the Company’s management development and compensation and benefits philosophy and strategy, including risk assessment of compensation programs and practices, determines the compensation of the Company’s executive officers, reviews management’s executive compensation disclosures, approves adoption of cash and equity-based incentive management compensation plans, and oversees management’s administration of the Company’s benefits plans. The Compensation Committee has exclusive authority to grant stock-based incentive awards under the 2017 Omnibus Stock Compensation Plan and has delegated to the Chair and Chief Executive Officer authority to make certain limited stock-based compensation awards to employees other than executive officers. The Compensation Committee receives input from Company management on compensation and benefits matters, and considers such input in establishing and overseeing management’s compensation programs and in determining executive compensation. For additional description of the Committee’s oversight of workforce and senior management development and its processes and procedures for consideration and determination of executive compensation, including the role of management in recommending compensation, see “Human Capital Management Oversight” and “Executive Compensation — Compensation Discussion and Analysis ” later in this proxy statement.

The Board of Directors has determined that each member of the Compensation Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

Compensation Consultant.    The Compensation Committee has directly engaged Aon Consulting as its external compensation consultant. Aon Consulting reports to, and receives its direction from, the Compensation Committee, and a representative of Aon Consulting attends each meeting of the Compensation Committee as its advisor. Aon Consulting provides the Compensation Committee with third-party survey information used in setting short- and long-term compensation levels, perspective on emerging compensation issues and trends, and expertise in incentive compensation structure, terms, and design. See “Executive Compensation — Compensation Discussion and Analysis.” Aon Consulting also provides such services to the Nominating and Corporate Governance Committee for its recommendations to the Board regarding non-employee director compensation. See “Director Compensation.” Any other services provided by Aon Consulting and its affiliates to Eastman are approved by the Compensation Committee. Company management also uses the services of several other outside firms for compensation analysis, third-party surveys, and management pay research and analysis. None of these other firms provide any consulting services to the Compensation Committee or to the Nominating and Corporate Governance Committee.

In reviewing Aon Consulting’s performance in 2019 and considering its continued engagement for 2020, the Compensation Committee evaluated Aon Consulting’s independence from Company management and any conflicts of interest in accordance with applicable New York Stock Exchange listing requirements. The Compensation Committee considered Aon Consulting’s provision of other services to the Company, the fees paid by the Company to Aon Consulting as a percentage of the firm’s total revenue, Aon Consulting’s policies and procedures to prevent conflicts of interest, and the confirmation

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by Aon Consulting that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Aon Consulting is independent of the Committee and of Company management and has no conflicts of interest in its performance of services to the Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” which appears later in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC and in this proxy statement.

Compensation and Management Development Committee

Brett D. Begemann (Chair)

Michael P. Connors

Robert M. Hernandez

Julie F. Holder

Lewis M. Kling

David W. Raisbeck

Finance Committee.    All of the directors except Mr. Costa are members, and Ms. Hornbaker is the Chair, of the Finance Committee. The Finance Committee held four meetings during 2019. The purpose of the Finance Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s financial position and financing activities, including consideration of the Company’s financing plans, cost of capital, significant corporate transactions (including acquisitions, divestitures, and joint ventures), capital expenditures, financial status of the Company’s defined benefit pension plans, payment of dividends, issuance and repurchase of stock, and use of financial instruments, commodity purchasing, insurance, and other hedging arrangements and strategies to manage exposure to financial and market risks.

Environmental, Safety and Sustainability Committee.    All of the directors except Mr. Costa are members, and Ms. Holder is the Chair, of the Environmental, Safety and Sustainability Committee. The Environmental, Safety and Sustainability Committee held two meetings during 2019. The purpose of the Environmental, Safety and Sustainability Committee is to review with management and, where appropriate, make recommendations to the Board regarding the Company’s policies and practices concerning health, safety, environmental, security, sustainability, and political activities matters. The Company’s sustainability program, and its relationship to our strategy for innovative growth, is described in our annual Sustainability Report on the Eastman website.

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Item 1 — Election of Directors — Director Compensation

Director Compensation

Director compensation is determined by the Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee and the Committee’s compensation consultant. (See “Compensation and Management Development Committee — Compensation Consultant”). The Board uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting the compensation of non-employee directors, the Nominating and Corporate Governance Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of similar public companies (including the compensation peer comparison companies listed under “Executive Compensation — Compensation Discussion and Analysis — Review of 2019 Executive Compensation”). The Nominating and Corporate Governance Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has from time to time changed the amounts and forms of director pay to make the value of total non-employee director compensation closer to that of peer director compensation benchmarking companies (most recently increases in the annual director retainer and the annual restricted stock award effective January 1, 2019). The Nominating and Corporate Governance Committee in 2019 concluded that non-employee director total pay was in line with external market comparisons, and accordingly the Board made no changes to non-employee director compensation for 2020.

The following table provides information concerning compensation paid to the Company’s non-employee directors for 2019. Directors who are also employees of the Company (Mr. Costa) receive no additional compensation for their service on the Board.

Director Compensation for Year Ended December 31, 2019

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Humberto P. Alfonso	$148,500	$100,065	$0	$0	$0	$60,000	$308,565
Brett D. Begemann	135,000	100,065	0	0	0	60,000	295,065
Michael P. Connors	115,000	100,065	0	0	0	60,000	275,065
Stephen R. Demeritt(6)	57,500	0	0	0	0	30,000	87,500
Robert M. Hernandez	159,500	100,065	0	0	0	60,000	319,565
Julie F. Holder	130,000	100,065	0	0	0	60,000	290,065
Renée J. Hornbaker	137,000	100,065	0	0	0	60,000	297,065
Lewis M. Kling	122,500	100,065	0	0	0	60,000	282,565
Kim A. Mink	116,500	100,065	0	0	0	60,000	276,565
James J. O’Brien	115,000	100,065	0	0	0	60,000	275,065
David W. Raisbeck	131,500	100,065	0	0	0	60,000	291,565

*	Charles K. Stevens III and Edward L. Doheny II each became a director in February 2020 and received no compensation for services as a director for 2019.

1)

Compensation in this column consists of director retainer fees and, where applicable, Lead Director or Committee Chair retainer fees. This column also includes compensation paid on an “event” basis for significant time spent outside Board or Committee meetings for director training, interviewing director candidates, meeting with Company

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Item 1 — Election of Directors — Director Compensation

management, meeting with external auditors, meeting with investors and management, or other meetings or activities as directed by the Board or one of its Committees. Cash fees for 2019 were paid according to the following schedule:

Director Retainers ($57,500 Service and $57,500 Meeting Retainers)	$115,000
Lead Director Retainer	40,000
Chair Retainer — Audit Committee	23,000
Chair Retainer — Compensation and Management Development Committee	20,000
Chair Retainer — Nominating and Corporate Governance Committee	15,000
Chair Retainer — Finance Committee	15,000
Chair Retainer — Health, Safety, Environmental and Security Committee*	15,000
“Event” Fee (Per Event)	1,500
*	Subsequently changed to the “Environmental, Safety and Sustainability” Committee.

Cash retainers and event fees are paid in two semi-annual payments. Event fees were paid in 2019 to Mr. Alfonso ($10,500), Mr. Hernandez ($4,500), Ms. Hornbaker ($12,000), Dr. Mink ($1,500), and Mr. Raisbeck ($1,500).

2)

Grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Stock Compensation), of annual awards of restricted shares of common stock to each non-employee director having a fair market value equal to $100,000 (with the number of restricted shares awarded rounded up in the case of fractional shares) made on the date of his or her election as a director at the 2019 Annual Meeting of Stockholders under the Director Stock Compensation Subplan of the 2017 Omnibus Stock Compensation Plan (the “DSCS”). Messrs. Begemann and O’Brien and Ms. Hornbaker each elected to receive the annual restricted stock award as deferred phantom stock units as described in note (4) below. See note 17 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2019, mailed and delivered electronically with this proxy statement, for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718.

The restricted shares are not transferable (except by will or the laws of descent and distribution or as described below) and are subject to forfeiture until the earliest of (i) the 2020 Annual Meeting of Stockholders (provided the grantee is still a director), (ii) death, disability, or resignation due to attaining retirement age or another approved reason during the restricted period, or (iii) departure from the Board at the end of the term of service to which elected. During the restricted period, the director has all of the rights of a stockholder with respect to the restricted shares (other than the right to transfer the shares), including voting and dividend rights. The DSCS contains provisions regarding the treatment of restricted shares in the event of a “change in control” (as defined in the DSCS, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, all outstanding restricted shares would immediately vest and become transferable, and would be valued and cashed out on the basis of the change in control price as soon as practicable, but in no event more than 90 days after the change in control. The Nominating and Corporate Governance Committee has the discretion, even if a change in control event will occur, to determine that immediate vesting of restricted shares under the DSCS should not occur for that event and that the restricted shares will not become fully vested when that event occurs.

Messrs. Alfonso, Connors, Hernandez, Kling, and Raisbeck, Ms. Holder, and Dr. Mink each held 1,289 restricted shares at December 31, 2019.

3)	No stock options were granted in 2019, and non-employee directors held no options at December 31, 2019.

4)

The Directors’ Deferred Compensation Plan (the “DDCP”) is an unfunded, nonqualified, deferred compensation plan under which each non-employee director may elect to defer compensation received as a director until he or she ceases to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer

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Item 1 — Election of Directors — Director Compensation

compensation for services to be rendered the following year. Compensation that may be deferred is (i) all or a portion of cash compensation for service as a director, including retainer and “event” fees and (ii) the annual restricted stock award for service as a director. If a director elects to defer the annual restricted stock award, the value of the award is first converted to an unvested deferred cash equivalent amount in the Eastman phantom stock account of the DDCP which is subject to forfeiture until it vests if the director is still serving as a director immediately prior to the election of directors at the next annual meeting of stockholders, after which it remains deferred until the end of service as a director. In addition, as described in note (5) below, each non-employee director receives a non-elective annual deferral of $60,000 that is initially deferred into the director’s Eastman phantom stock account of the DDCP. Directors may elect to credit deferred compensation accounts in the DDCP to individual hypothetical investment alternatives, including Eastman phantom stock. Upon completion of service as a director, the value of the director’s DDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the director. For 2019, no nonqualified deferred compensation earnings are reported because there were no preferential or above-market earnings on amounts in individual hypothetical investment accounts (defined as appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on the underlying common stock or interest on amounts deferred at a rate exceeding 120% of the federal long-term rate).

Eastman does not have a director pension plan.

5)

Amount of annual retainer not included in “Fees Earned or Paid in Cash” column that was automatically deferred into the director’s Eastman phantom stock investment account of the DDCP. The value of non-employee director perquisites and personal benefits that have an incremental cost to the Company (personal liability insurance and Company-provided insurance for non-employee director travel) are not reported for 2019 since the total amount per individual was less than $10,000.

6)	Mr. Demeritt served as a director until the 2019 Annual Meeting of Stockholders on May 2, 2019.

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Item 2 — Advisory Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say-on-pay” vote. In the Company’s advisory say-on-pay vote at the 2019 Annual Meeting, 92% of votes cast were “for” approval of the executive compensation as disclosed in the 2019 Annual Meeting proxy statement. The Compensation Committee considered the outcome of this vote in its establishment and oversight of the compensation of the executive officers during 2019, as further discussed in “Executive Compensation — Compensation Discussion and Analysis”, and management continued to consider previous input of institutional investor stockholders in its description of the terms of executive compensation and of the Compensation Committee’s executive compensation decisions in “Executive Compensation” as described in “The Board of Directors and Corporate Governance — Investor Engagement”.

The Company’s strategy for value-creating business and financial growth from sustainable innovation, market engagement, and differentiated technologies and applications development (see “Information about Eastman, the Meeting, and Voting — Eastman Overview”) leverages the capabilities of its employees to innovate and execute its growth strategy while remaining committed to maintaining a strong financial position with appropriate financial flexibility and liquidity. Our compensation philosophy supports this strategy by stressing the importance of pay for corporate and individual performance in meeting strategic and business goals for growth, innovative value creation and financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions. Our executive compensation program is designed to attract and retain a talented and creative team of executives who will provide disciplined leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this by motivating executives with an appropriate mix of compensation elements. Please read the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the compensation of our named executive officers for 2019 as detailed in the tables and narrative.

The say-on-pay vote gives stockholders the opportunity to indicate their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers disclosed and the philosophy, objectives, and practices described in this proxy statement.

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the executive officers.

Stockholders are being asked to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the Compensation Discussion and Analysis, compensation tables, and narrative. The Board recommends that you vote ”FOR” the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

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Executive Compensation

Compensation Discussion and Analysis

This “Compensation Discussion and Analysis” provides context for the executive compensation information detailed in the tables and narrative in the following sections of this proxy statement. The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) establishes and oversees the administration of the policies, programs, and procedures for evaluating, developing, and compensating our senior management, and determines the components, structure, forms, terms, and amounts of the compensation of our executive officers. What follows is a summary of compensation philosophy and objectives for executive officers, the relationship of corporate performance to executive compensation, and the bases for the compensation of executive officers.

Overview

Executive Pay Elements and Features. The Compensation Committee believes that the compensation of the executive officers is appropriate based on Eastman’s performance and the competitive market. For 2019, the compensation of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) consisted of three principal elements: base salary, annual incentive pay opportunities, and long-term stock-based incentive awards in the form of stock options, performance shares, and restricted stock units. Base salary helps us to attract and retain executive talent and is the fixed element of our pay program. The Company uses annual incentive pay opportunities to tie executive compensation to the attainment of key corporate and individual objectives. Long-term stock-based incentive pay aligns executive compensation with the long-term interests of the Company’s stockholders, focuses on achievement of strategic long-term financial objectives, and attracts and retains an outstanding executive team. The Compensation Committee believes that this mix of executive pay components strikes an appropriate balance between the short- and long-term focus of the executives and the types of performance incented and risks encouraged, and aligns the interests of executive officers with those of other stockholders.

Our compensation program incorporates the following practices and features:

What We Do
✓

Oversight and decisions by a Compensation Committee comprised solely of independent directors with significant executive compensation and management experience who understand drivers of long-term corporate performance.

✓	Use an independent compensation consultant to the Compensation Committee with no conflicts of interest.
✓	Annual assessment by the Compensation Committee of potential risks associated with the compensation program.
✓

Benchmark executive pay and overall program design based on data from the Committee’s independent compensation consultant, and use competitive peer company data in making decisions about all components of pay.

✓	Significant portion of pay based on corporate and individual performance.
✓	Robust stock ownership expectations.
✓	Executive pay recoupment (or “clawback”) policy.
✓	“Double trigger” change-in-control vesting of outstanding stock-based pay awards.

What We Don’t Do
×	Target a specific percentile of competitive peer company pay to set executive pay.
×	Reprice or change performance criteria for stock options or other long-term stock-based incentive awards after those awards are granted.
×	Include value of equity awards in pension benefit calculations.
×	Allow pledging or hedging of Company stock by our executive officers.
×	“Gross-up” taxes for any imputed income on limited executive perquisites.
×	“Gross-up” tax payments, or accelerate equity vesting without termination following change-in-control, under limited change-in-control severance arrangements.

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Executive Compensation — Compensation Discussion and Analysis

2019 Performance and Pay.    In 2019 we continued to make progress in our transformation to a leading innovative additives and advanced materials company despite significant macroeconomic challenges. Full-year financial and business results were negatively impacted by uncertain global industrial business conditions attributed to continued uncertainty from global trade conflicts and weakness in key end markets. (For a discussion of our use of non-GAAP financial measures and a reconciliation of adjusted earnings per share and free cash flow to the most directly comparable GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s 2019 Annual Report on Form 10-K filed with the SEC.)

•	Sales revenue decreased 9% to $9.27 billion.

•	Adjusted earnings before interest and taxes (“EBIT”) decreased 15% to $1.389 billion.

•	Adjusted earnings per share decreased 13% to $7.13.

•	Free cash flow (cash provided by operating activities less net capital expenditures) was $1.08 billion, equal to 2018.

•	Returned $668 million to stockholders through a combination of share repurchases and an increased dividend, the tenth consecutive year we have raised our dividend, and repaid $370 million of debt.

•	Continued conversion of top innovation programs into commercial orders, with approximately $400 million in new business revenue.

For 2019, executive officers were compensated with a significant portion of the amounts and values of current and future payments and payouts based on the Company’s financial, business, and stockholder value performance compared to annual and longer-term performance standards established by the Compensation Committee, the individual performance of each executive, and the competitive market.

•

Following the Compensation Committee’s review of market competitive pay levels and targeted total compensation of the executive officers, executive officer base salaries were increased 0% to 5% and annual incentive opportunities for target performance were unchanged other than for one executive with increased job responsibilities, in each case to keep executive target total cash compensation at competitive levels compared to executives with similar positions at peer companies.

•

Executive officers received annual incentive pay awards from 20% to 25% of target amounts as a result of the Company’s below threshold 2019 adjusted earnings before interest and taxes and slightly below target 2019 free cash flow and the Committee’s evaluation of each executive’s organizational and individual performance compared to expectations.

•

Executive officers received payouts of common stock at 140% of target award levels under previously awarded long-term performance shares as a result of the Company’s three-year (2017-2019) total stockholder return ranking in the 3rd quintile (40-49%) of compared companies and the Company attaining an average return on capital of 10.58% (compared to a target return goal of 7.01%).

•	Executive officers received stock option grants and long-term performance share awards which directly link future compensation to stockholder and capital returns.

Differences in Reported Pay and Actual Pay.    The “Total” amount that is reported in the Summary Compensation Table for each named executive officer is a combination of actual amounts paid or earned for the year (base salary, annual incentive pay awards, Company contributions to defined contribution plans, and perquisites and personal benefits) and estimated values of appreciation, payouts, and payments in future years using accounting and actuarial financial models (grant date fair values of performance share awards and option grants made in the year and change in value during the year of defined benefit pension plan retirement benefits) to estimate possible future payments, each as required by SEC compensation disclosure rules. For the Chief Executive Officer, the total of the actual amounts paid or earned for 2019 and of the current values of possible future payout of performance shares awarded in 2019 (based on actual performance through 2019 and assuming a market value equal to the closing price of the Company’s common stock on the New York

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Executive Compensation — Compensation Discussion and Analysis

Stock Exchange on December 31, 2019) and of options granted in 2019 (based on the difference in the per share option exercise price and the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2019) and the 2019 change in pension value is shown below:

CEO 2019 Compensation Actually Paid or Earned, Current Values of 2019 Stock-Based Pay Awards, and 2019 Increased Pension Value

Actual Amounts Paid or Earned	$2,009,991
Value of 2019 Performance Share Awards	1,368,424
Value of 2019 Option Grant*	-0-
2019 Increased Pension Value	559,773
Total	$3,938,188

*	Option exercise price is $82.69 and stock price was $79.26.

Management Compensation Philosophy, Objectives, and Program

Our Business.    See “Information about Eastman, the Meeting, and Voting — Eastman Overview”. In 2019 the Company’s products and operations were managed and reported in four operating segments: Additives & Functional Products (“AFP”), Advanced Materials (“AM”), Fibers, and Chemical Intermediates (“CI”). This reporting structure reflects the Company’s organizational structure and management supporting the Company’s continuing strategy to increase emphasis on specialty businesses and products. In addition to these segments, the Company manages certain costs and initiatives at the corporate level, including various research and development initiatives.

Our Pay-for-Performance Compensation Philosophy.    The Company’s strategy for business and financial growth from innovation, market development, and differentiated technologies and applications development leverages the capabilities of its employees to innovate and execute its growth strategy while remaining committed to maintaining strong financial flexibility and liquidity. See “Item 1 — Election of Directors — The Board of Directors and Corporate Governance — Human Capital Management Oversight”. Our pay-for-performance compensation philosophy supports this strategy by stressing the importance of pay for corporate and individual performance in meeting strategic and business goals for growth, innovative sustainable value creation and financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions. Our executive compensation program is designed to attract and retain a talented and creative team of executives who will provide disciplined leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this by motivating executives with an appropriate mix of compensation elements. Eastman leverages all major components of compensation to provide total target executive compensation levels that compete well in the marketplace, benchmarking ourselves against peer pay comparison companies. The Committee has developed a strong linkage of executive pay to each executive’s performance commitments using rigorous goal setting.

Eastman recognizes employee contributions to business and financial performance through competitive total pay. For all employees, including executives, incentives and rewards are dependent on contributions to business objectives and successes. This includes, in addition to quantified corporate financial and business performance, our commitments to recruiting and maintaining a diverse workplace, promoting a strong culture of safety, and taking actions to adjust to the dynamics of a competitive market that may not have immediate financial impact but focus on the long-term for our stockholders, employees, and other stakeholders.

As described below, our management compensation program has been designed so that a significant portion of compensation is based on the measures of performance that we believe are most relevant to our corporate business strategy and significant to investors, including cumulative total shareholder return and return on capital for multi-year periods, annual adjusted earnings before interest and taxes, cash from operations and free cash flow, and multi-year stock price appreciation. Performance goals for each of these measures are designed to be challenging so that payouts at target levels will only occur if target performance is achieved (as evidenced by the below target payout pool and payouts for 2019

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Executive Compensation — Compensation Discussion and Analysis

annual cash incentive compensation and above target 2017-2019 performance share payouts described below under “Annual Incentive Pay — Unit Performance Plan” and “Stock-Based Incentive Pay — Long-Term Performance Shares”).

Our Compensation Objectives.    Within the management compensation program, our primary objectives are to:

•	Provide the appropriate amount of annual pay that allows us to compete for talent.

•	Attract and retain highly-qualified executives by providing incentive opportunities for the attainment of the Company’s strategic business objectives and to achieve superior performance.

•

Provide appropriate short-term and long-term incentives to reward the attainment of short-term and long-term corporate and individual objectives consistent with corporate growth strategy and objectives.

•	Ensure performance targets are appropriately challenging and properly aligned with business strategy and stockholder interests.

•	Maintain balance in the types of corporate and individual performance incented and the levels and types of risks managers are encouraged to evaluate and take.

Primary Components of our Management Compensation Program and How Each Component Complements our Philosophy and Objectives.    Our management compensation program has three primary components — annual base salary, annual cash incentive pay opportunity, and long-term stock-based incentive pay opportunity. The Compensation Committee, with input from management and the Committee’s independent compensation consultant, designs, administers, and assesses the effectiveness of all executive compensation elements considering the market and our overall compensation philosophy and objectives. The Committee’s assessment includes review of the value of each element of pay and of total pay on a recognized and a realizable basis. The table below describes each principal element of executive pay, how the Committee determines the amount or size of such compensation, and the primary compensation objectives applicable to each type of pay.

Component	Form	Vesting or Performance Period	How Pay is Determined	Why We Pay Each Component
Annual Base Salary	Cash	Ongoing

Comparable pay for similar jobs at comparator companies

Scope of responsibilities

Work experience

Time in position

Comparable pay of other Eastman executives and for other Eastman jobs

Individual performance

Recognize job responsibilities and contributions Attract and retain executive talent
Annual Incentive Pay Opportunity	Cash	1 year	Target awards are set as a percent of salary based on competitive data for similar jobs Payouts based on business and individual performance compared to pre-set expectations and targets	Motivate attainment of short-term business objectives and individual performance commitments consistent with long-term strategic plans
Long-Term Incentive Pay Opportunity	Equity-Stock Options and Performance Shares	3 years (performance shares, performance period and options vesting period) and 10 years (options exercise period)

Target awards are a targeted dollar value based on competitive data; individual awards based on business and individual performance, contribution, and long-term potential

Payouts and appreciation based on long-term capital returns and stock price appreciation

Motivate attainment of long-term corporate performance resulting in stock price appreciation Encourage ownership mindset by aligning interests with stockholders Attract and retain executive talent

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Executive Compensation — Compensation Discussion and Analysis

Each year, the Compensation Committee, with the assistance of its independent compensation consultant, compares the relative mix of compensation components with those of peer benchmarking companies. The Compensation Committee does not have a fixed method for determining how the total mix of an executive officer’s total compensation should be allocated among these compensation components. Instead, the Compensation Committee uses a flexible approach to compensation to help us better achieve our business objectives from year to year and to attract and retain executive talent. As described below, the Company believes that a significant portion of our executives’ compensation should be “at risk” to business and individual performance, and that the at-risk amount should increase with the executive’s level of responsibility. At-risk compensation is only earned if the threshold level of targeted business and individual performance is met. We believe it is also important to encourage a balance between the short-term and long-term focus of executives, and in the types of performance incented and risks encouraged, as well as to align their interests with those of stockholders, by providing a meaningful portion of their compensation in the form of stock-based pay.

Other Compensation and Benefits.    The Company’s executive officers also participate in benefits plans generally available to all other employees, including nonqualified supplemental retirement plans for U.S. employees with pay above Internal Revenue Code limits, and in a deferred compensation plan for management-level employees. These benefits are intended to keep us competitive in attracting and retaining executive and other management-level employees. See “Pension Benefits” and “2019 Nonqualified Deferred Compensation” in the “Compensation Tables” section below. We have also entered into limited change in control severance agreements with certain of our executive officers and provide a modest program of executive perquisites and personal benefits which serve the specific purposes described in this Compensation Discussion and Analysis and under “Compensation Tables — Summary Compensation Table” and “Termination and Change-in-Control Arrangements” below.

Mix of Total Target Compensation.    The following charts illustrate the percentage of target total compensation for our CEO and our other named executive officers on average, respectively, represented by each element of compensation for 2019. For 2019, 90% of total target CEO compensation and 81% of total target compensation of the other named executive officers was dependent on corporate and individual performance and relative total stockholder return.

*	Target cash payment for 2019 target corporate and individual performance.
**	Grant date fair value of stock options granted in 2019, computed in accordance with FASB ASC Topic 718 (Stock Compensation). See Note 1 to the Summary Compensation Table below.
***

Grant date accounting valuation of shares of Eastman common stock underlying performance shares awarded for the 2019-2021 performance period computed in accordance with FASB ASC Topic 718 (Stock Compensation). See Note 1 to the Summary Compensation Table below.

****	For a description of other compensation, see Note 5 to the Summary Compensation Table below.

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Executive Compensation — Compensation Discussion and Analysis

Risk Analysis of Executive Compensation.    The balance of short-term and long-term compensation as tools to drive individual behaviors and risk management is carefully considered in the design and administration of the Company’s overall employee compensation programs. While a significant portion of our executive compensation is performance-based, we do not believe that our philosophy or objectives encourage excessive risk-taking. The Compensation Committee has focused our management compensation program on aligning compensation with the long-term interests of Eastman and its stockholders, and has designed the elements of our executive compensation program to discourage management decisions that could pose inappropriate long-term risks to the Company and its stockholders.

•

The compensation of our executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s and the average other named executive officers’ target annual cash incentive pay opportunities for 2019 was 12% and 15%, respectively, of their total target compensation. Annual cash incentive pay awards are capped at 200% of an executive’s target award opportunity to protect against disproportionately large short-term incentives, and the Compensation Committee has broad discretion in determining the amount of the variable cash payout to each executive based upon individual performance and other factors, including whether an executive has caused Eastman to take excessive risk.

•

Our stock ownership expectations are for the CEO to hold Eastman stock and stock-equivalents having a value of at least five times base annual pay and for the other executive officers to hold Eastman stock and stock-equivalents having a value of at least two-and-one-half times their respective base annual pay. We also prohibit our executive officers from entering into arrangements designed to hedge their exposure to changes in the market price of Eastman stock or from pledging Eastman stock as security or collateral for loans or in margin brokerage accounts. See “Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock”. These policies ensure that each executive will have a significant amount of personal wealth tied to the long-term performance of Eastman stock and that their interests will remain aligned with those of our stockholders.

•

The largest portion of total target executive pay is long-term, stock-based incentive compensation that vests, if earned, over a period of years. The stock payout opportunity combined with a multi-year vesting period encourages our executives to focus on maximizing Eastman’s long-term performance. These awards are made annually, so executives will continue to have unvested awards that will provide value only if our business continues to be appropriately managed and performing over the long term.

•

A significant portion of executives’ long-term incentive compensation opportunities consist of performance share awards. Performance share award payouts are tied to how Eastman performs on certain metrics identified by the Compensation Committee as appropriately driving long-term stockholder value over a three-year period. This approach focuses management on sustaining the Company’s long-term performance. These awards also have overlapping performance periods, thereby discouraging excessive risk-taking in the near-term because such behavior could jeopardize the potential long-term payouts under other awards. To further ensure that there is not incentive for excessive risk-taking, the payout of these awards has been capped at 250% of target for the 2017-2019, 2018-2020, and 2019-2021 performance periods.

•

The variety of corporate and individual performance evaluated by the Compensation Committee to determine various forms of long-term and short-term incentive pay (including earnings before interest and taxes, earnings per share, cash flow, free cash flow, return on capital, employee safety, and total stockholder return relative to peer companies) is designed to minimize the risk that executives will focus excessive attention on a single area of performance or performance measure.

•

Company policies and the plan under which our long-term stock-based incentive compensation awards are made require repayment of certain variable and incentive compensation amounts in the event of an accounting restatement due to material noncompliance by the Company with financial reporting requirements. See “Compensation Recoupment ‘Clawback’ Policy” below.

We believe that this combination of factors and features encourages our executives to manage our businesses and execute our strategy for growth in a prudent manner.

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Executive Compensation — Compensation Discussion and Analysis

In 2019, Aon Consulting, the Compensation Committee’s independent external compensation consultant, conducted a risk assessment of our compensation policies, programs, and practices, including executive compensation and broad-based compensation programs for all employees. Based on the results of Aon Consulting’s assessment, the Compensation Committee concluded that the Company’s compensation programs and practices are well aligned with corporate strategy, contain appropriate risk balancing and mitigation features, and are not structured in a way that should incent risk taking that is reasonably likely to have a material adverse effect on the Company.

Review of 2019 Executive Compensation

The Compensation Committee reviewed overall compensation of the Chief Executive Officer and the other executive officers and determined each component of executive compensation for 2019 as described below. As part of this review, the Compensation Committee:

•

reviewed the design, terms, and value of each type of compensation and benefit for each executive officer, including annual incentive pay opportunities and long-term stock-based compensation awards, perquisites and personal benefits, deferred accounts, and retirement plans and determined that the amounts, individually and in the aggregate, were appropriate and in line with external market and internal comparisons;

•	considered the estimated value of outstanding unvested, unexercised, and unrealized stock-based awards in its review of the types and values of each executive officer’s compensation; and

•	determined the design, terms, amount, and forms of compensation considering:

•	Company and individual performance,

•	compensation relative to that for similar positions in other companies,

•	the mix of short- and long-term compensation, and total compensation, relative to other Eastman executive officers and employees,

•

whether the features of each form of compensation are appropriately balanced in terms of the types of corporate and individual performance being incented, the levels and types of risk they encourage managers to evaluate and take, and whether the compensation encourages managers to take unnecessary risks,

•	background information and recommendations from the Company’s management compensation organization and from the external compensation consultant engaged by the Compensation Committee, and

•	the recommendations of the Chief Executive Officer regarding pay for the other executive officers.

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Executive Compensation — Compensation Discussion and Analysis

For 2019, the Compensation Committee compared total annual cash compensation opportunity (base salary and target incentive pay opportunity) design, terms, and levels and the design, terms, value and mix of long-term stock-based incentive pay opportunity levels for the Company’s executive officers with previous year compensation of those of the following companies, taking into account differences in the relative size and businesses of these companies. Companies were selected with assistance from Aon Consulting based upon similarity of their industry, number of employees, revenues, number and type of commercialized products, and market capitalization with Eastman.

Air Products and Chemicals, Inc.
Ashland Global Holdings Inc.
Ball Corporation
Celanese Corporation
Danaher Corporation
Dover Corporation
DowDuPont Inc.
Eaton Corporation Plc
Ecolab Inc.
FMC Corporation

The Goodyear Tire and Rubber Company
Ingersoll-Rand Plc
Monsanto Company
Mosaic Company
Parker-Hannifin Corporation
PPG Industries Inc.
Praxair Inc.
Sealed Air Corporation
Rockwell Automation, Inc.
The Sherwin-Williams Company

In 2018 the Committee reviewed its compensation benchmarking peer group with Aon Consulting, and made no changes for 2019. For 2020, companies that have combined with or been acquired by other companies (Monsanto and Praxair) have been removed from the group.

Evaluation of Stockholder Say-on-Pay Vote Results

As described in “Item 2 — Advisory Approval of Executive Compensation”, at the 2020 Annual Meeting stockholders will again have the opportunity to indicate their views on the compensation of our named executive officers by an advisory “say-on-pay” vote. At the Company’s 2019 Annual Meeting 92% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee considered this vote result as general approval of the Company’s approach to executive compensation, and it did not make any significant changes in the structure of the Company’s executive compensation program for 2019. The Compensation Committee will continue to consider the results of future say-on-pay proposals, and other appropriate executive compensation and corporate governance developments, when making compensation decisions for our named executive officers.

Elements of our Executive Compensation

Annual Cash Compensation — Base Salary and Incentive Pay

How Base Salary and Annual Incentive Pay Levels Are Determined.    For executive officers, targeted total cash compensation is intended to be competitive with comparable pay for similar jobs when target levels of corporate, business and functional organization, and individual performance are achieved. The targeted levels of cash compensation take into account information provided by Aon Consulting and from publicly available information. For 2019, a significant portion of each executive officer’s total pay was variable, as shown under “Mix of Total Target Compensation”. Depending upon Company, business and functional unit, and individual performance, executive officers could receive more or less than their target amount.

As requested by the Compensation Committee, Aon Consulting provided benchmarking analyses of the total cash compensation for executives with similar positions at the comparator companies listed above. Aon Consulting also advised the Compensation Committee of general market cash compensation practices and trends. In determining each executive officer’s targeted total cash compensation, the Compensation Committee considered this benchmarking data and applied its judgment in considering the competitive market for executive talent, comparative pay levels of other executive officers, relative cash compensation of other jobs in the Company, and differences between the Company’s executive positions and

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Executive Compensation — Compensation Discussion and Analysis

those of the comparator companies, but did not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. For 2019, the Compensation Committee set the targeted cash pay for executives taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibilities, critical needs and skill sets, leadership potential, and succession planning.

Base Salary.    In late 2018 and early 2019, after reviewing market competitive pay levels and the targeted total cash compensation of the executive officers, the Compensation Committee determined that base salary increases were appropriate for certain of the executive officers and increased executive officer base salaries 0% to 5%. In addition to external comparisons, the Committee considered the cash compensation levels of each executive officer relative to that of each other executive officer. The base salary amounts reported in the “Salary” column of the Summary Compensation Table were determined by the Committee based on the Committee’s target total cash compensation decisions for 2019.

Annual Incentive Pay — Unit Performance Plan.    For 2019, the variable portion of cash compensation paid to approximately 900 management level employees, including the executive officers, was determined under the Unit Performance Plan (the “UPP”). Under the UPP, the Compensation Committee sets a cash payout pool target amount at the beginning of each year, with the total available payout ranging from 0 to 200 percent of target amount depending on the Company’s financial performance. Although the payout pool calculated is based on actual corporate financial performance against the pre-set target measures, the Committee reserves discretion to adjust the total payout pool amount to reflect overall corporate performance, business and financial conditions and other corporate objectives. The total UPP award pool is determined after the end of the performance year as the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a “performance factor” determined by calculated actual corporate performance compared to the pre-set performance goals, subject to adjustment for overall corporate performance and business and financial conditions.

HOW THE UPP WORKS

At the start of the year — Compensation Committee establishes corporate performance measures and individual performance goals	Throughout the year — Compensation Committee tracks corporate and individual performance, considers adjustments to GAAP corporate performance measures	After year end — Compensation Committee determines corporate performance and any adjustments, Committee and management evaluate individual performance, and payout pool funded and individual awards distributed

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Executive Compensation — Compensation Discussion and Analysis

2019 UPP named executive officer target opportunities.    Consistent with our compensation objectives, as employees assume greater responsibilities more of their pay is linked to corporate and individual performance. Variable UPP cash pay targets (expressed as a percentage of base salary) are established at the beginning of the performance year based on job responsibilities, relative targets for other Company positions, and comparator company practices. The target annual UPP incentive opportunities for 2019 were unchanged from 2018 for all executive officers other than Dr. Boldea (whose target percentage of base pay was increased because of his increased job responsibilities). For the named executive officers, the target annual UPP incentive opportunities for 2019 were as follows:

Name	Title	Target UPP Opportunity as % of Base Salary
Mark J. Costa	Chief Executive Officer	145%
Curtis E. Espeland	Executive Vice President and Chief Financial Officer	90%
Brad A. Lich	Executive Vice President and Chief Commercial Officer	90%
Lucian Boldea	Executive Vice President, Additives & Functional Products and Chemical Intermediates	90%
Stephen G. Crawford	Senior Vice President, Chief Technology & Sustainability Officer	75%

2019 UPP Company performance measure and targets.    The 2019 UPP payout pool was determined based 75% on Company earnings before interest and taxes (“EBIT”), the Company’s primary GAAP measure of operating performance, and 25% on free cash flow (“FCF”).

•

EBIT under the 2019 UPP is GAAP earnings before interest and taxes as adjusted by the Compensation Committee for certain cost, charge, and income items that were not included in the Company’s targeted financial performance under management’s annual business plan as approved by the Board in early 2019 (the “annual business plan”) and that were excluded from EBIT in the non-GAAP financial measures disclosed by the Company in its public disclosures of financial results as non-core or unusual items in its Quarterly Report on Form 10-Q and Annual Report on Form 10-K SEC filings. The selection of adjusted EBIT as a measure of 2019 corporate performance was intended to focus management level employees on both top-line revenue and bottom-line earnings and to allow measurement of UPP performance throughout the year based upon reported Company quarterly financial results.

•

FCF under the 2019 UPP is GAAP cash provided by operating activities, less net capital expenditures (typically GAAP cash used in additions to properties and equipment). FCF reflects the cash generated in the current year that enables the Company to invest in innovation in the core businesses and inorganic growth through acquisitions, and allows measurement of performance throughout the year based upon reported Company quarterly financial results.

In establishing the 2019 UPP EBIT and FCF performance targets, the Committee considered the targeted 2019 financial and strategic performance under the annual business plan. The UPP payout pools were set for above-target payout if the Company exceeded target annual business plan EBIT and FCF and below-target payout if performance did not meet target annual business plan EBIT and FCF.

2019 UPP Company performance and payout pool.    Below threshold adjusted EBIT and slightly below target FCF resulted in a below target (20%) payout pool for executive officers for 2019. The 2019 UPP threshold, target, and maximum adjusted EBIT and FCF targets and corresponding payout multiples, actual adjusted EBIT and FCF, and resulting payout multiples for the portion of the UPP award pool applicable to executive officers are described and shown below.

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Executive Compensation — Compensation Discussion and Analysis

Adjusted EBIT for 2019 was $1.389 billion and FCF for 2019 was $1.079 billion ($1.50 billion cash provided by operating activities less $425 million cash used in additions to properties and equipment), resulting in a calculated “performance factor” under the UPP of 20% of target. The calculation of EBIT under the UPP for 2019 was adjusted to exclude from GAAP EBIT as non-core items mark-to-market pension and other post-retirement benefit plans net loss and asset impairments and restructuring charges. These adjustments increased the calculated EBIT under the UPP by $269 million. The total UPP award subpool for individual payments to the CEO and other executive officers ($1,193,859) was 20% of target.

The chart below shows the percentages of target UPP payouts to executives for each of 2017, 2018, and 2019.

Percentage of UPP Target Executive Payouts 2017-2019

2019 UPP named executive officer payouts.    The Compensation Committee determined the portions of the overall UPP award pool to be allocated to the CEO and to the other executive officers as a group (both 20% of target). The Chief Executive Officer, in consultation with the other executive officers, determined the allocation of the overall UPP award pool to the various organizations within the Company for payouts to other management-level employees. The allocation was based on their assessment of the performance of each organization relative to objectives established at the beginning of the performance year.

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Executive Compensation — Compensation Discussion and Analysis

Once each organization’s portion of the overall award pool was determined, management within each organization (the Chief Executive Officer and the Compensation Committee in the case of the executive officers other than the Chief Executive Officer and, in the case of the Chief Executive Officer, the Compensation Committee) allocated the organization’s portion of the Company award pool for individual payouts, based upon individual performance against the financial, organizational, and strategic performance objectives and expectations established at the beginning of the performance year.

The Compensation Committee determined the CEO’s payout based upon the Compensation Committee’s assessment of his individual performance as described below. The portion of the overall UPP award pool allocated to the other executive officers which was paid to the named executive officers was based upon the CEO’s and the Committee’s assessment of each executive’s individual performance as described below.

For 2019, the following corporate performance objectives were established for the CEO and the other executive officers based upon targeted 2019 performance under the annual business plan, with no specific weighting among the corporate performance objectives for the purpose of evaluating individual performance. Actual performance against these objectives was assessed by the Compensation Committee (for the CEO) and by the CEO and the Compensation Committee (for the other executive officers) as part of their determination of the amounts of the individual payouts:

Measure	Target	Actual
Adjusted earnings before interest and taxes*	$1.685 billion	$1.389 billion
Adjusted earnings per share*	$8.80	$7.13
Free cash flow*	$1.15 billion	$1.079 billion
Serious injury rate (measured as days away from work per 200,000 hours worked)	≤0.04	0.03
OSHA recordable injuries (measured per 200,000 hours worked)	≤0.54	0.80
Process safety incident rate	≤0.11	0.16
*

Non-GAAP financial measure, with adjustments and calculations as described above and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

    2020 Proxy Statement    45

Executive Compensation — Compensation Discussion and Analysis

Additionally, each of the executive officers had individual performance commitments specific to each executive’s area of responsibility, with no specific weighting among the commitments. Performance of the CEO (as assessed by the Compensation Committee) and of the other named executive officers (as assessed by the CEO and the Compensation Committee) by key result area was as follows:

Named Executive Officer	Commitments	Performance
Mark J. Costa	Overall financial and business performance (including earnings, cash flow, and sales variable cost margin and progress in transformation to more specialty product earnings mix)	Met partially
	Growth and innovation (including market development, new business and product commercialization and sales, technology initiatives, and portfolio management)	Exceeded
	Productivity (including productivity improvements and cost control, targeted growth and innovation spending, and reduced energy usage and greenhouse gas emissions)	Met

Organizational capabilities enhancement (including management development and succession, talent attraction, development and retention, specialty business operating model development and implementation, and diversity and inclusion initiatives)

Met
	Employee safety and wellness	Met partially
Curtis E. Espeland	Earnings and cash flow (including cost control, effective tax rate, capital and cash allocation and uses, and accounts payable and receivable management and financing arrangements)	Met partially
	Growth and innovation (including completion of strategic acquisitions and development of strategic inorganic growth alternatives)	Met
	Organizational capabilities enhancement (including enhanced digital capabilities and leadership and senior financial management development and succession planning)	Met
	Management of response to and impact of tax law changes	Met
Brad A. Lich	AM and Fibers segments business results (including revenue, EBIT, and sales variable cost margin and revenue and EBIT from new business from market development and innovation initiatives)	Met partially
	AM and Fibers segments organic growth and innovation initiatives (including new technology and product development and commercialization)	Exceeded
	Productivity (including cost reductions and quality control initiatives)	Met

Organizational capabilities enhancement (including specialty business operating model and commercial capabilities development and implementation and core business processes capabilities improvement initiatives)

Exceeded
	AM and Fibers, procurement, and regional organizations employee safety and wellness	Met partially

46    2020 Proxy Statement

Executive Compensation — Compensation Discussion and Analysis

Named Executive Officer	Commitments	Performance
Lucian Boldea	AFP and CI segments business results (including revenue, EBIT, and sales variable cost margin and revenue and EBIT from new business from market development and innovation initiatives)	Met partially
	AFP and CI segments organic growth and innovation initiatives (including new technology and product development and commercialization)	Met
	Productivity (including operational and customer supply quality)	Exceeded

Organizational capabilities enhancement (including specialty business operating model and commercial capabilities development and implementation and core business processes capabilities improvement initiatives)

Met
	AFP and CI organizations employee safety and wellness	Met partially
Stephen G. Crawford	Growth and innovation (including technology initiatives and product development and commercialization)	Met
	Organizational capabilities enhancement (including targeted research and development innovation initiatives)	Met
	Productivity (including technology-driven manufacturing debottlenecks, operating improvements, and cost reduction)	Exceeded
	Research and development, technology, innovation, product stewardship, and sustainability organizations employee safety and wellness	Met partially

The Compensation Committee determined that, based upon actual corporate performance against targets as listed above, each named executive’s individual performance and leadership that contributed to this performance was satisfactory and met or exceeded expectations for purposes of determining his allocated individual portion of the respective award pools. The Compensation Committee also evaluated each executive’s individual performance against his individual commitments as described above, and concluded that each named executive’s individual performance was overall at or above target levels for purposes of determining their individual portions of the respective award pools.

Based upon the amount of the UPP award pool allocated to the CEO and to the other executive officers, respectively, and the assessments of the CEO’s and other executives’ individual performance against established goals and expectations as described above, the Compensation Committee determined the amounts of the individual payouts from the allocated portions of the UPP award pools based upon the Committee’s judgment of overall Company performance and performance of applicable business or functional units, each individual executive’s overall contribution and leadership, and external business conditions and circumstances, including for the named executive officers as follows:

Named Executive Officer	UPP Payout	Target UPP Payout	UPP Payout as % of Target
Mark J. Costa	$377,000	$1,885,000	20%
Curtis E. Espeland	144,000	720,000	20%
Brad A. Lich	163,125	652,500	25%
Lucian Boldea	113,400	567,000	20%
Stephen G. Crawford	96,600	420,000	23%

    2020 Proxy Statement    47

Executive Compensation — Compensation Discussion and Analysis

The 2019 UPP payouts to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Stock-Based Incentive Pay

Equity-Based Compensation Program.    Equity-based compensation is designed to facilitate stock ownership in order to link senior managers’ pay to the Company’s long-term performance to further align those managers’ interests with the interests of other stockholders. Important elements of the executive equity-based compensation program are:

Stock Options

Granted under the Company’s Omnibus Stock Compensation Plan (the “Omnibus Plan”), stock options create a direct link between compensation of key Company managers and long-term performance of the Company through appreciation of stock price.

Performance Shares	Awarded under the Omnibus Plan to provide an incentive for key managers to earn stock awards by meeting specified multi-year business or individual performance goals.

Other Stock-Based Incentive Pay

Under the Omnibus Plan, the Compensation Committee may also award additional stock-based compensation (with or without restrictions), including restricted stock units, performance units, stock appreciation rights, and additional stock options with performance-based or other conditions to vesting.

Stock Ownership Expectations

Established for executive officers to encourage long-term stock ownership and the holding of shares awarded under the Omnibus Plan or acquired upon exercise of options. Over a five-year period, executive officers are expected to accumulate stock with a value of two and one-half times their annual base salary (five times base salary for the Chief Executive Officer) in Company stock and stock equivalents. See “Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations.” All executive officers have met or are on schedule to meet their ownership expectations.

How Stock-Based Incentive Pay Levels Are Determined.    The Compensation Committee establishes the annual value and mix of total stock-based incentive pay opportunities by considering recommendations from Aon Consulting based on long-term compensation survey data for the comparator companies listed under “Review of 2019 Executive Compensation”. As requested by the Compensation Committee, Aon Consulting provides benchmarking analysis of total target compensation and long-term stock-based compensation information, and also advises the Compensation Committee of general market stock-based incentive compensation practices and trends. The Compensation Committee also regularly reviews with Aon Consulting the potential realizable value of each named executive officer’s outstanding unvested, unexercised, and unrealized stock-based awards compared to similar pay of executives at the comparator companies in determining stock-based incentive pay opportunity levels.

For 2019, stock options and performance shares were awarded at a target opportunity level intended to align total stock-based compensation with the mid-range of comparable stock-based compensation of the comparator companies. The grant date values of these awards that are reported in the “Summary Compensation Table” and “2019 Grants of Plan-Based Awards” table are accounting valuations that are calculated as of the effective grant date. Actual payouts for performance shares are determined by actual performance at the end of the three-year performance period.

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Executive Compensation — Compensation Discussion and Analysis

Stock Options.    In 2019, the Compensation Committee determined to provide approximately 25% of the value of each executive officer’s stock-based compensation in the form of stock options. The Compensation Committee grants time-based vesting stock options with an exercise price equal to the market price of the underlying stock on the grant date, and on the date of its authorization of grants it sets a grant date that is on or after the date of approval of the grant. In determining the size and terms of option awards, the Compensation Committee used the services of Aon Consulting to derive values of options using a variation of the Black-Scholes option-pricing model. In addition, Aon Consulting advises the Compensation Committee on the design of retention and any performance incentive features of option grants. Computation of the value of option awards is comparable to values determined under FASB ASC Topic 718 and reported in the “2019 Grants of Plan-Based Awards” table below.

Long-Term Performance Shares.    The other 75% of each executive officer’s 2019 stock-based compensation was in the form of performance shares. Shares of Company common stock are paid under performance shares based on the Company’s multi-year performance based on two measures:

•	a return on capital target established at the beginning of the three-year performance period and

•

the Company’s total return to stockholders (change in stock price plus dividends declared during the performance period, assuming reinvestment of dividends) relative to a peer group of industrial companies as measured over a three-year period.

The return on capital target is established considering corporate and strategic business plans and expectations for the performance period. Performance relative to the total return to stockholders target is determined by the Company’s quintile placement relative to the peer group of industrial companies at the end of the three-year performance period. If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock. Consistent with recent and ongoing changes to the Company’s business, products, and strategy for growth, the Committee has designed performance shares awarded since 2015 with greater weight on relative total stockholder return and less relative reward for higher levels of return on capital than for prior periods and removed and added certain companies to the peer group of industrial companies to reflect the strategic emphasis on specialty businesses and products. The comparison companies for currently outstanding awards are the group of companies within the S&P 1500 “Materials Sector” that are classified by Standard & Poor’s as chemical companies, excluding The Chemours Company and Rayonier Advanced Materials and including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index is an index of industrial companies selected from the S&P “Super Composite 1500” Index.

2019-2021 Performance Share Awards

The targeted number of 2019-2021 performance shares awarded to our named executive officers is provided below under “Stock-Based Incentive Awards in 2019.” The actual payout for each performance share award will be determined following the end of the three-year performance period based on the following matrix used to establish an award multiplier for the performance share target awards:

2019-2021 Performance Shares
	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 6.51 to 7.50%	7.51 to 8.50%	8.51 to 9.50%	9.51 to 10.50%	10.51 to 11.50%	> 11.51%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

    2020 Proxy Statement    49

Executive Compensation — Compensation Discussion and Analysis

For purposes of these awards, return on capital performance is determined based on the arithmetic average for each of the years during the performance period of our average return on capital.

•

“Return on capital” is our earnings from continuing operations divided by the average capital employed, each as defined in the form of the 2019-2021 performance share award filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for first quarter 2019. The resulting ratio is multiplied by 100 in order to convert it to a percentage.

•

“Total stockholder return” (or “TSR”) performance is determined based on our TSR during the performance period relative to the TSRs of the companies in the comparison group during the performance period. TSR generally means total stockholder return as reflected by the sum of (i) change in stock price (measured as the difference between (a) the average of the closing prices of a company’s common stock in the period beginning on the tenth trading day preceding the beginning of the performance period and ending on the tenth trading day of the performance period and (b) the average of such closing prices for such stock in the period beginning on the tenth trading day preceding the end of the performance period and ending on the tenth trading day following the end of the performance period) plus (ii) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a stockholder’s hypothetical investment.

Although the actual payout of the performance share awards in 2019 will not be determinable until after the end of the performance period in 2021, a grant date fair value of such awards (which is an accounting valuation that is calculated as of the award date) is reported in the 2019 “Stock Awards” column of the Summary Compensation Table and the range of possible share payouts is reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the “2019 Grants of Plan-Based Awards” table. These awards have challenging long-term targets for returns on capital and to investors. Actual possible payouts are aligned with our pay-for-performance philosophy. The accounting methodology for the valuation of performance shares in the compensation tables uses predictive financial models of company performance, and results in a valuation that may be substantially different than the actual payouts. See “Overview — Differences in Reported Pay and Actual Pay.” The performance share values in the pay tables reflect the robust performance expectations underlying the targeted performance. Over the last three performance cycles the actual performance share payouts have been:

Performance Share Award Cycle	2015-2017	2016-2018	2017-2019	Average Payout
Year of Payout	2018	2019	2020
Payout Percentage of Target	140%	80%	140%	120%

2017-2019 Performance Share Payouts

In early 2020, the Compensation Committee reviewed performance results and approved a payout of shares to the executive officers under performance shares previously awarded for the 2017-2019 performance period. The payouts to the named executive officers under the 2017-2019 performance shares are reported in the “Stock Awards” column of the “2019 Option Exercises and Stock Vested” table below. The following tables show the targets and the payout matrix for the 2017-2019 performance shares:

Performance Years	Target Return on Capital	Total Stockholder Return (“TSR”) Target Quintile
2017, 2018, and 2019	7.01%	3rd Quintile 50 – 59%

	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 5.01 to 6.00%	6.01 to 7.00%	7.01 to 8.00%	8.01 to 9.00%	9.01 to 10.00%	> 10.01%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

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Executive Compensation — Compensation Discussion and Analysis

Payouts for the 2017-2019 performance period to the named executive officers ranged from 11,337 shares to 104,026 shares, and represented 140% of each executive’s target award (of a possible 250% of the target award) based upon the Company’s total stockholder return ranking in the 3rd quintile (40-49%) of the compared companies and an average return on capital of 10.58%. Measurement of return on capital under the performance shares was based on reported GAAP earnings, and did not exclude items excluded in the non-GAAP financial measures disclosed by the Company.

Stock-Based Incentive Awards in 2019.    In 2019, the named executive officers were awarded stock options and performance shares, as described above in the numbers of shares below:

	M.J. Costa	C.E. Espeland	B.A. Lich	L. Boldea	S.G. Crawford
Ten-Year Stock Options (underlying shares)	201,343	51,535	50,336	45,542	28,764
2019-2021 Performance Shares (target payout shares)	86,326	22,096	21,582	19,526	12,333

Executive Perquisites and Personal Benefits

The Company provides only limited perquisites to our named executive officers, and those perquisites are designed to provide specific benefits. The Compensation Committee annually reviews the types and amounts of perquisites provided to executives, and tax treatment of those perquisites for both the Company and the executive officers. Perquisites provided to executives for 2019 were:

•	personal umbrella liability insurance coverage,

•	home security system,

•

non-business travel on corporate aircraft by executives, their families, and invited guests when seats are available and the aircraft is otherwise being used for Company business, including added destination of a flight when the plane is otherwise in reasonable proximity to the added destination, and

•

supplemental long-term disability insurance for a portion of executives’ annual cash compensation not replaced in the event of their disability under the all-employee long-term disability insurance plan.

In addition, the Compensation Committee has determined that it is appropriate that the Chief Executive Officer use corporate aircraft whenever possible for both business and personal travel (and for his family when they are traveling with him). This is to allow travel time to be used productively for the Company, for security purposes, and to be sure that Mr. Costa can be immediately available to respond to business priorities from any location around the world. This personal use is accounted for and periodically reviewed by the Compensation Committee.

There are no tax gross-up payments made by the Company for any imputed income to the executive officers on perquisites or personal benefits.

Executive Termination and Change-in-Control Agreements

The Company recognizes that the occurrence, or potential occurrence, of a change-in-control transaction can create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. Accordingly, the Company believes that severance protections in the context of a change-in-control transaction can play a valuable role in attracting and retaining key executive officers. In order to encourage our executive officers to remain focused on maximizing stockholder value when their prospects for continued employment following a transaction are often uncertain, we provide certain of our executive officers with severance benefits if their employment is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change-in-control. Detailed information regarding these change-in-control severance agreements and the benefits they provide is included in the “Termination and Change-in-Control Arrangements” section of this proxy statement.

    2020 Proxy Statement    51

Executive Compensation — Compensation Discussion and Analysis

The Compensation Committee evaluates the level of severance benefits payable to each executive officer, and considers these severance protections an important part of executives’ compensation and consistent with practices of peer companies. Consistent with recommendations from Aon Consulting and current market and peer company practices, the Compensation Committee has approved and the Company has entered into change-in-control severance agreements with the named executive officers and certain other executive officers that provide for payments of no more than three-times base salary plus target annual variable cash pay opportunity for the CEO and two-times base salary plus target annual variable cash pay opportunity for other executive officers and which do not provide for any tax “gross up” payments to executives.

Compensation Recoupment “Clawback” Policy

The Sarbanes-Oxley Act of 2002, Company policy, and pending provisions of the Dodd-Frank Act govern the process for reimbursement by executive officers of certain cash bonus or other incentive-based or equity-based compensation (sometimes referred to as “clawback”) received following public disclosure of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements. In addition, certain outstanding awards under our Omnibus Long-Term Compensation Plans require reimbursement of certain amounts from awards following an accounting restatement due to material noncompliance by the Company with any financial reporting requirement.

The Compensation Committee has adopted an additional executive clawback policy which requires that, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, then any current and former executive officers who willfully committed an act of fraud, dishonesty, or recklessness that contributed to the noncompliance would be required to repay the amount of incentive-based compensation paid or granted to that executive within three years before the accounting restatement that was in excess of the amount that would have been paid or granted to that executive if the restated financial statements had originally been prepared and disclosed. The clawback policy was adopted in advance of final rules or regulations (“Final Regulations”) expected to be adopted by the SEC and listing requirements expected to be adopted by the New York Stock Exchange that would implement the incentive-based compensation recovery requirements of the Dodd-Frank Act. We expect that the clawback policy will remain operative until it may be amended to conform to any requirements that may be contained in the Final Regulations and, if necessary, the clawback policy will be interpreted and administered consistent with such Final Regulations.

52    2020 Proxy Statement

Executive Compensation — Compensation Tables

Compensation Tables

The following Summary Compensation Table provides information concerning compensation of the individuals serving as Eastman’s Chief Executive Officer and Chief Financial Officer during 2019 and the Company’s three other most highly compensated executive officers who were serving as executive officers at December 31, 2019 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark J. Costa(6) Chief Executive Officer	2019	$1,264,844	$0	$9,248,104	$2,738,265	$377,000	$559,773	$368,147	$14,556,133
	2018	1,226,110	0	9,646,050	2,946,429	1,540,625	186,226	373,043	15,918,483
	2017	1,139,436	0	9,124,531	1,980,237	1,449,000	448,854	347,598	14,489,656
Curtis E. Espeland Executive Vice President and Chief Financial Officer	2019	788,379	0	2,367,144	700,876	144,000	457,307	81,380	4,539,086
	2018	775,214	0	3,338,534	714,292	596,700	114,926	80,137	5,619,803
	2017	751,506	0	2,035,533	441,748	612,000	356,010	73,631	4,270,428
Brad A. Lich Executive Vice President and Chief Commercial Officer	2019	707,559	0	2,312,080	684,570	163,125	342,320	73,797	4,283,451
	2018	682,754	0	2,338,535	714,292	535,500	67,641	59,608	4,398,330
	2017	626,161	0	2,105,652	456,980	511,000	329,942	66,481	4,096,216
Lucian Boldea Executive Vice President, Additives & Functional Products and Chemical Intermediates	2019	629,550	0	2,091,820	619,371	113,400	465,574	57,778	3,977,493
	2018	560,094	0	3,253,826	535,719	387,600	156,783	50,862	4,944,884
	2017	522,729	0	1,286,821	279,270	458,000	141,175	41,596	2,729,591

Stephen G. Crawford Senior Vice President, Chief Technology & Sustainability Officer	2019	547,141	0	1,321,234	391,190	96,600	348,310	52,603	2,757,078
	2018	534,552	0	1,169,267	357,146	344,250	195,463	46,163	2,646,841
	2017	512,200	0	2,013,609	215,804	390,000	367,955	42,598	3,542,166
(1)

Grant date fair value of awards of performance shares and restricted stock units (reported in the “Stock Awards” column) and options (reported in the “Option Awards” column) made in the year indicated, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Stock Compensation). The grant date fair values of performance share awards uses predictive financial models of Company relative stock price and financial performance, including assumptions of potential of achievement of relative TSR and return on capital targets underlying the awards, calculated in accordance with FASB ASC Topic 718 based on a multi-factor Monte Carlo simulation. See note 17 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2019 mailed and delivered electronically with this proxy statement for a description of the assumptions made in the valuation of 2019 stock awards under FASB ASC Topic 718. Based on actual performance through 2019 and assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2019, the value of the payout of the 2019 and 2018 performance shares would be: Mr. Costa — 2019 — $6,842,199 and 2018 — $5,185,823; Mr. Espeland — 2019 — $1,751,329 and 2018 — $1,257,222; Mr. Lich — 2019 — $1,710,589 and 2018 — $1,257,222; Mr. Boldea — 2019 — $1,547,631 and 2018 — $942,877; and Mr. Crawford — 2019 — $977,514 and 2018 — $628,611. For more information about stock and option awards, see “2019 Grants of Plan-Based Awards”, “Outstanding Equity Awards at 2019 Year-End”, and “2019 Option Exercises and Stock Vested” tables.

    2020 Proxy Statement    53

Executive Compensation — Compensation Tables

(2)

Value of contingent stock awards (“performance shares” and “restricted stock units”) with future payment subject to satisfaction of continued employment for specified time periods and the achievement of specified performance-based conditions. Performance share awards were made for performance periods beginning January 1, 2017 and ending December 31, 2019, beginning January 1, 2018 and ending December 31, 2020, and beginning January 1, 2019 and ending December 31, 2021, respectively. Restricted stock units were awarded to Messrs. Boldea and Espeland on February 26, 2018 and to Mr. Crawford on February 28, 2017 for the three-year period following the award date. The potential maximum grant date value of the performance share awards assuming the highest level of performance, computed in accordance with FASB ASC Topic 718, were: Mr. Costa (2017 — $9,124,531, 2018 — $10,084,418, 2019 — $11,244,825); Mr. Espeland (2017 — $2,035,533, 2018 — $2,444,810, 2019 — $2,878,225); Mr. Lich (2017 — $2,105,652, 2018 — $2,444,810, 2019 — $2,811,271); Mr. Boldea (2017 — $1,286,821, 2018 — $1,833,530, 2019 — $2,543,457); and Mr. Crawford (2017 — $994,434, 2018 — $1,222,405, 2019 — $1,606,497).

(3)

Cash payments made in the following year for performance in the year indicated under the Unit Performance Plan (the “UPP”). As described in the “Compensation Discussion and Analysis” preceding these tables and in the “2019 Grants of Plan-Based Awards” table below, the UPP is the Company’s annual incentive pay program under which a portion of the total annual compensation of executive officers and other management-level employees is dependent upon corporate, organizational, and individual performance.

(4)

“Change in Pension Value” is the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial retirement plans, which are the Company’s tax-qualified defined benefit pension plan (the Eastman Retirement Assistance Plan, or “ERAP”) and unfunded, nonqualified retirement plans supplemental to the ERAP that provide benefits in excess of those allowed under the ERAP (the Eastman Unfunded Retirement Income Plan, or “URIP”, and the Eastman Excess Retirement Income Plan, or “ERIP”). These changes in present value are not directly in relation to final payout potential, and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the interest (or “discount”) rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the named executive officer at retirement and an increase in the discount rate has the opposite effect.

The aggregate increase in actuarial value of the pension plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for 2019, 2018, and 2017. The actuarial present value calculations are based on prescribed IRS mortality tables and assume individual compensation and service through December 31, 2019, December 31, 2018, and December 31, 2017, respectively, with benefit commencement at the normal retirement age of 65. Benefits are discounted using a 3.30% discount rate for the ERAP and a 3.26% discount rate for the URIP for the 2019 calculation, a 4.34% discount rate for the ERAP and a 4.30% discount rate for the URIP for the 2018 calculation, and a 3.63% discount rate for the ERAP and a 3.59% discount rate for the URIP for the 2017 calculation. See the “Pension Benefits” table for additional information about the named executive officers’ benefits under the pension plans.

“Nonqualified Deferred Compensation Earnings” refers to above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on amounts in nonqualified defined contribution plans. The Company maintains the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers can defer compensation until retirement or termination from the Company. For 2019, 2018, and 2017, there were no preferential or above-market earnings on amounts in individual EDCP accounts (defined as appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on common stock and interest on amounts deferred at a rate exceeding 120% of the federal long term rate). See the “2019 Nonqualified Deferred Compensation” table for additional information about the named executive officers’ EDCP accounts.

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Executive Compensation — Compensation Tables

(5)	The items of “All Other Compensation” reported for the named executive officers for 2019 are identified and quantified below:

•

Annual Company contributions to defined contribution plans.    The amounts reported for 2019 are the total annual Company contributions to the accounts of Messrs. Costa ($140,108), Espeland ($69,066), Lich ($62,064), Boldea ($50,811), and Crawford ($44,443) in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Contributions to the Eastman Investment Plan equaled $14,000 for each named executive officer, with the remaining Company contributions to their respective EDCP accounts. See the “2019 Nonqualified Deferred Compensation” table for additional information about Company contributions into the named executive officers’ EDCP accounts. Annual Company contributions were based upon actual compensation paid during the calendar year.

•

Perquisites and other personal benefits. The amounts reported for 2019 are the aggregate values, based on the incremental cost to the Company, of perquisites and personal benefits to the named executives (described in “Compensation Discussion and Analysis —  Executive Perquisites and Personal Benefits”) as quantified in the following table:

	Perquisites and Other Personal Benefits
Name	Non-Business Use of Corporate Aircraft ($)	Personal Umbrella Liability Insurance ($)	Home Security System ($)	Supplemental Long-Term Disability Insurance ($)
M. J. Costa	$213,291	$1,690	$1,459	$11,599
C. E. Espeland	0	1,262	1,093	9,959
B. A. Lich	0	1,262	2,513	7,958
L. Boldea	0	1,262	444	5,261
S. G. Crawford	0	1,262	516	6,382

The aggregate incremental cost to the Company for operating the corporate aircraft for non-business flights, including non-business added destination portions of business flights, is based upon calculation of direct operating costs including fuel, fuel additives, lubricants, maintenance, reserves for engine restoration and overhaul, landing and parking expenses, crew expenses, and miscellaneous supplies and catering (including for any “deadhead” segments of such flights when the aircraft flies empty before picking up or dropping off the executive). The aggregate incremental cost to the Company for flying additional passengers on business flights is a de minimis amount, and no amount is included for any such flights for purposes of determining “All Other Compensation”. The aggregate incremental costs to the Company of the umbrella liability insurance, the home security system, and supplemental long-term disability insurance are the actual amounts paid by the Company.

(6)

See “Compensation Discussion and Analysis — Overview — Differences in Reported Pay and Actual Pay” for description and quantification of the portion of the CEO’s total pay for 2019 that is actual amount paid or earned for the year and the portion that is estimated values of appreciation, payouts, and payments in future years using accounting and actuarial financial models.

    2020 Proxy Statement    55

Executive Compensation — Compensation Tables

The following table provides certain information regarding the 2019 award opportunities under the Unit Performance Plan (the “UPP”) and equity incentive awards made in 2019 to the individuals named in the Summary Compensation Table.

2019 Grants of Plan-Based Awards

Name	Approval Date (1)	Grant Date (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share) (6)	Grant Date Fair Value of Stock and Option Awards (7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. J. Costa		1/1/2019	$942,500	$1,885,000	$3,770,000
	2/13/2019	1/1/2019				17,265	86,326	215,815				$9,248,104
	2/13/2019	2/28/2019								201,343	$82.69	2,738,265
C. E. Espeland		1/1/2019	360,000	720,000	1,440,000
	2/13/2019	1/1/2019				4,419	22,096	55,240				2,367,144
	2/13/2019	2/28/2019								51,535	82.69	700,876
B. A. Lich		1/1/2019	326,250	652,500	1,305,000
	2/13/2019	1/1/2019				4,316	21,582	53,955				2,312,080
	2/13/2019	2/28/2019								50,336	82.69	684,570
L. Boldea		1/1/2019	283,500	567,000	1,134,000
	2/13/2019	1/1/2019				3,905	19,526	48,815				2,091,820
	2/13/2019	2/28/2019								45,542	82.69	619,371
S. G. Crawford		1/1/2019	210,000	420,000	840,000
	2/13/2019	1/1/2019				2,467	12,333	30,833				1,321,234
	2/13/2019	2/28/2019								28,764	82.69	391,190
(1)	The Compensation Committee made stock option grants and performance share awards for the 2019-2021 performance period in February 2019.

(2)	Performance share awards for 2019-2021 were effective as of the beginning of the performance period on January 1, 2019. The UPP award opportunities relate to 2019 performance.

(3)

Estimated possible payouts for 2019 under the UPP. The “Threshold” column reflects the 50% payout level if performance is at minimum of 85% of target levels. The “Target” column reflects the 100% payout level if performance is at 100% of target levels. The “Maximum” column reflects the 200% payout level if performance is at or above 115% of target levels for specified above-goal performance. See the “Summary Compensation Table” for actual payouts under the UPP for 2019 and “Compensation Discussion and Analysis” for a description of the UPP and how the payouts were determined.

(4)

Estimated future share payouts at threshold, target, and maximum levels for performance shares for the 2019-2021 performance period, assuming performance conditions are satisfied. See also “Compensation Discussion and Analysis” for a description of how performance share payouts are determined, “Outstanding Equity Awards at 2019 Year-End” table, and “Termination and Change-in-Control Arrangements”.

(5)

Nonqualified stock options granted during 2019. Options granted in 2019 have an exercise price equal to the closing price on the New York Stock Exchange of the underlying common stock on the date of grant. The stock options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting if, following a “change in control”, (i) the grantee’s employment is terminated other than due to death, disability, cause, resignation, or retirement or (ii) the award cannot be continued or replaced with an award for another public company stock because Eastman common stock (or the stock of the successor company) ceases to

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Executive Compensation — Compensation Tables

be publicly traded in a national securities market. For more information about these “change in control” provisions, see “Omnibus Stock Compensation Plans” under “Termination and Change-in-Control Arrangements.” Stock options generally expire ten years from the date of grant. Upon termination by reason of death, disability, or retirement, the stock options remain exercisable for the lesser of five years following the date of termination or the expiration date. If an employee resigns, the stock options remain exercisable for the lesser of ninety days or the expiration date. Stock options not previously exercised are canceled and forfeited upon termination for cause. See “Summary Compensation Table”, “Outstanding Equity Awards at 2019 Year-End” and “2019 Option Exercises and Stock Vested” tables, and “Termination and Change-in-Control Arrangements”.

(6)	Per-share exercise prices of the stock options granted in 2019. The exercise price is the closing price of common stock on the New York Stock Exchange on the grant date.

(7)	Grant date fair value of each stock-based award computed in accordance with FASB ASC Topic 718.

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Executive Compensation — Compensation Tables

The following table provides information regarding outstanding option grants and stock awards as of December 31, 2019 held by individuals named in the Summary Compensation Table.

Outstanding Equity Awards at 2019 Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
M. J. Costa	52,000				$39.84	11/1/2020
	33,000				38.30	10/31/2021
	30,246				69.73	2/27/2023
	3,361				69.73	2/27/2023
	57,580				87.43	2/27/2024
	102,390				74.46	2/26/2025
	161,493				65.16	2/25/2026
	111,972	55,987	(4)		80.25	2/27/2027
	61,770	123,540	(5)		104.21	2/25/2028
		201,343	(6)		82.69	2/27/2029
										69,607	$5,517,051
C. E. Espeland	35,000				38.30	10/31/2021
	22,685				69.73	2/27/2023
	2,521				69.73	2/27/2023
	16,227				87.43	2/27/2024
	26,451				74.46	2/26/2025
	37,072				65.16	2/25/2026
	24,978	12,490	(4)		80.25	2/27/2027
	14,974	29,950	(5)		104.21	2/25/2028
		51,535	(6)		82.69	2/27/2029
							9,596	(7)	$760,579
										17,109	1,356,059
B. A. Lich	4,537				69.73	2/27/2023
	505				69.73	2/27/2023
	9,423				87.43	2/27/2024
	23,038				74.46	2/26/2025
	36,377				65.16	2/25/2026
	25,840	12,920	(4)		80.25	2/27/2027
	14,974	29,950	(5)		104.21	2/25/2028
		50,336	(6)		82.69	2/27/2029

										17,006	1,347,896

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Executive Compensation — Compensation Tables

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
L. Boldea	3,706				69.73	2/27/2023
	412				69.73	2/27/2023
	3,267				87.43	2/27/2024
	5,499				74.46	2/26/2025
	10,427				65.16	2/25/2026
	15,791	7,896	(4)		80.25	2/27/2027
	11,231	22,462	(5)		104.21	2/25/2028
		45,542	(6)		82.69	2/27/2029
							14,394	(7)	1,140,868
										13,422	1,063,828
S. G. Crawford	2,042				69.73	2/27/2023
	227				69.73	2/27/2023
	3,926				87.43	2/27/2024
	10,504				74.46	2/26/2025
	19,695				65.16	2/25/2026
	12,202	6,102	(4)		80.25	2/27/2027
	7,487	14,975	(5)		104.21	2/25/2028
		28,764	(6)		82.69	2/27/2029
							12,700	(7)	1,006,602
										8,812	698,439
(1)	Market value of shares of common stock payable under restricted stock units, based on the per share closing price of the common stock on the New York Stock Exchange on December 31, 2019.

(2)

Number of shares of common stock to be paid under outstanding performance share awards, based upon the higher of threshold or actual performance through 2019, for 2018-2020 and 2019-2021 performance periods. See “Compensation Discussion and Analysis” for a description of how performance share payouts are determined. If earned, the awards will be paid after the end of the performance period in unrestricted shares of common stock (subject to proration if the executive’s employment is terminated during the performance period because of retirement, death, or disability, and to cancellation in the event of resignation or termination for cause).

(3)

Value of shares of common stock to be paid under outstanding performance share awards, based upon actual performance through 2019, for 2018-2020 and 2019-2021 performance periods, assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2019. Any payments under these performance share awards will be determined based on actual performance through 2020 and 2021, respectively, and not on any interim measure of performance.

(4)	Option became exercisable as to the remaining shares on February 28, 2020.

(5)	Option became exercisable as to one-half of the shares on February 26, 2020 and becomes exercisable for remaining shares on February 26, 2021.

(6)	Option became exercisable as to one-third of the shares on February 28, 2020 and becomes exercisable for remaining shares in equal amounts on February 28, 2021 and February 28, 2022.

(7)

Restricted stock units, representing the right to receive the same number of unrestricted shares of common stock on the third anniversary of the award date, subject to continued employment (other than termination by reason of death or disability). An amount equal to cash dividends paid during the period that the restricted stock units are outstanding and unvested with respect to shares underlying restricted stock units which vest is payable in cash on the vesting date of the restricted stock units.

    2020 Proxy Statement    59

Executive Compensation — Compensation Tables

The following table summarizes aggregate values realized upon exercise of options by, and payouts of vested stock for 2019 to, the individuals named in the Summary Compensation Table.

2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)
M. J. Costa	0	$0	104,026	$7,805,071
C. E. Espeland	0	0	23,206	1,741,146
B. A. Lich	0	0	47,506	3,891,965
L. Boldea	0	0	14,671	1,100,765
S. G. Crawford	0	0	11,337	850,615
(1)

Number of shares received by each named executive officer upon payout under 2017-2019 performance share award and by Mr. Lich upon vesting and payout of restricted stock units and the aggregate value of such shares of common stock (including dividend equivalent payments) based upon the per share closing price of the common stock on the New York Stock Exchange on the payout date.

The following table summarizes the portion of post-employment benefits payable to the individuals named in the Summary Compensation Table from Company pension plans as of December  31, 2019.

Pension Benefits

Name	Plan Name (1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Year($)
M. J. Costa	ERAP	14	$223,776	$0
	ERIP/URIP	14	2,456,664	0
C. E. Espeland	ERAP	24	467,553	0
	ERIP/URIP	24	2,208,230	0
B. A. Lich	ERAP	18	304,757	0
	ERIP/URIP	18	1,401,267	0
L. Boldea	ERAP	23	353,680	0
	ERIP/URIP	23	1,038,260	0
S. G. Crawford	ERAP	36	645,163	0
	ERIP/URIP	36	1,333,804	0
(1)

The Eastman Retirement Assistance Plan (“ERAP”) is a tax-qualified, non-contributory defined benefit pension plan that generally covers employees who became employed on or before December 31, 2006. A participant’s total ERAP benefit consists of his or her “Pre-2000 Benefit” and “Pension Equity Benefit,” as described below:

Pre-2000 Benefit.    Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. A participant is eligible for an unreduced Pre-2000 Benefit when such participant’s aggregate age plus years of eligible service totals 85, or at age 65. At retirement, the actuarial present value of the future annual Pre-2000 Benefit payments may at the election of the participant be paid in a lump sum. Benefits earned during 1998 and 1999, upon the election of the participant, may be payable over five years. The Pre-2000 Benefits payable upon retirement are based upon the participant’s years of service with the Company and “average

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participating compensation,” which is the average of three years of those earnings described in the ERAP as “participating compensation.” “Participating compensation,” in the case of the named executive officers consists of salary, bonus, and non-equity incentive plan compensation, including an allowance in lieu of salary for authorized periods of absence, such as illness, vacation, and holidays. To the extent that any participant’s annual Pre-2000 Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

Pension Equity Benefit.    Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the pension equity formula, beginning January 1, 2000, a participant earns a certain percentage of final average earnings each year based upon age and total service with the Company. When a participant terminates employment, he or she is entitled to a pension amount, payable over five years. The amount may also be converted to various forms of annuities. To the extent that any participant’s Pension Equity Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

(2)

The Company maintains two unfunded, nonqualified plans, the Unfunded Retirement Income Plan (“URIP”) and the Excess Retirement Income Plan (“ERIP”). The ERIP and the URIP will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of applicable tax law limits, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted for benefit calculation under the ERAP. The Company has established a “Rabbi Trust” to provide a degree of financial security for the participants’ unfunded account balances under the ERIP and URIP. See “Termination and Change-in-Control Arrangements — Benefit Security Trust.”

(3)

Actuarial present value of the accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2019. The actuarial present value calculation is based on the prescribed IRS mortality tables, and assumes individual compensation and service through December 31, 2019, with benefit commencement at normal retirement age of 65. Benefits are discounted to present value using a 3.30% discount rate for the ERAP and 3.26% discount rate for the URIP.

The following table is a summary of participation by the individuals named in the Summary Compensation Table in the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers and other management-level employees can defer compensation until retirement or termination from the Company. Annual base and incentive cash compensation, stock and stock-based awards which are payable in cash and allowed to be deferred, and special compensation payable in connection with the employee’s initial employment with the Company may be deferred into the EDCP. Compensation deferred into the EDCP is credited at the election of the employee to multiple hypothetical investment alternatives, including an Eastman stock fund. Amounts deferred into the Eastman stock account increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on Eastman common stock, each stock account receives a dividend equivalent which is used to hypothetically “purchase” additional shares. Upon retirement or termination of employment, the value of a participant’s EDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the participant. The EDCP also provides for early withdrawal by a participant of amounts in his or her EDCP account in certain limited circumstances.

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Executive Compensation — Compensation Tables

All amounts in the following table have been previously earned by the named executives and reported by the Company as compensation in this proxy statement or in annual meeting proxy statements for previous years, and are not new or additional compensation to the named executives.

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Year ($)	Company Contributions in Last Year ($)(1)	Aggregate Earnings in Last Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year-End($)(3)
M. J. Costa	$0	$126,108	$19,579	$0	$813,105
C. E. Espeland	59,670	55,066	263,937	0	1,904,984
B. A. Lich	160,650	48,064	198,056	0	1,519,531
L. Boldea	125,982	36,811	82,331	0	489,369
S. G. Crawford	34,425	30,443	44,538	0	1,247,397
(1)

Annual Company contributions were made to the accounts of each named executive in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Amounts shown are the amounts before provision for certain taxes contributed into the EDCP and represent amounts that could not be contributed into the 401(k) retirement plan of the individuals due to Internal Revenue Code restrictions. The total amount of the contributions for each named executive officer in the Eastman Investment Plan and the EDCP was five percent of his 2019 eligible compensation plus 50% of the amount of employee contribution up to 7%. These contributions are included in the “Summary Compensation Table” in the “All Other Compensation” column.

(2)

Aggregate amounts credited to participant EDCP accounts during 2019. No earnings on deferred amounts are included in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because there were no preferential or above-market earnings on any of the hypothetical investments. Quarterly dividend equivalents of 62 cents per hypothetical share for the first, second, and third quarters and of 66 cents per hypothetical share for the fourth quarter were credited to amounts in individual Eastman stock accounts.

(3)

Balance in individual EDCP accounts as of December 31, 2019. The portions of the balances from annual Company contributions after provision for certain taxes ($737,072 for Mr. Costa, $453,164 for Mr. Espeland, $251,021 for Mr. Lich, $120,771 for Mr. Boldea, and $135,463 for Mr. Crawford) were reported as “All Other Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred salary ($280,105 for Mr. Espeland, $116,705 for Mr. Boldea, and $609,665 for Mr. Crawford) were included in the amounts reported as “Salary” in the Summary Compensation Table in this and prior applicable annual meeting proxy statements; the applicable portions of the balances from deferred annual incentive compensation and bonuses ($859,450 for Mr. Lich, $204,270 for Mr. Espeland, $169,120 for Mr. Boldea, and $351,825 for Mr. Crawford) were included in the amounts reported as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred stock-based awards ($251,752 for Mr. Espeland) are not reported in the Summary Compensation Table in this or certain prior annual meeting proxy statements but were previously reported as “Long-Term Incentive Plan Payouts” in the Summary Compensation Table in certain prior annual meeting proxy statements. The portions of the balances from earnings on deferred amounts were not reported in the “Summary Compensation Table” in this proxy statement or in the annual meeting proxy statements for previous years because there were no preferential or above-market earnings on any individual EDCP hypothetical investments. Amounts in the “Company Contributions in Last Year” column were paid in February 2020 and are not included in the aggregate balance as of December 31, 2019.

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Executive Compensation — Termination and Change-in-Control Arrangements

Termination and Change-in-Control Arrangements

The Company’s Change-in-Control Agreements with certain executive officers, including the individuals named in the Summary Compensation Table, and the Omnibus Long-Term Compensation Plans, provide for compensation and benefits in certain circumstances upon or following termination of the executive or a change-in-control of the Company. Circumstances that trigger compensation or provision of benefits related to termination or change in control, how such compensation and benefits are determined, and conditions or obligations applicable to the receipt of payments and benefits are described below.

Change-in-Control Agreements.    For the reasons described in the “Compensation Discussion and Analysis”, the Company has entered into Change-in-Control Agreements (the “Agreements”) with the individuals named in the Summary Compensation Table and certain other executive officers of the Company. The Agreements provide for specified compensation and benefits following a “change-in-control” of the Company. A “change-in-control” is generally defined in the Agreements to include the following, subject to certain exceptions: (i) the acquisition by a person of 35% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 50% of the resulting corporation’s voting stock, no person will own 35% or more of the resulting corporation’s voting stock, and the incumbent Board members will continue to constitute at least a majority of the Board of the resulting corporation; or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Under the Agreements, in the event that a change-in-control of the Company occurs during the “change-in-control period,” the Company agrees to continue to employ the executive for a period of two years after the occurrence of such change-in-control (the “Employment Period”). The “change-in-control period” means the period commencing on December 1, 2019, and ending two years after such date; provided that on each anniversary of the Agreements, the “change-in-control” period is automatically extended so as to terminate two years after such anniversary, unless the Company provides timely notice to the executive that it will not extend the period.

During the Employment Period, the executive would be entitled to: (i) an annual base salary at a rate at least equal to the base salary in effect on the date of the change-in-control; (ii) an annual bonus at least equal to the executive’s target bonus opportunity for the last full fiscal year prior to the change-in-control; and (iii) continued participation in all incentive, savings, retirement, welfare benefit, and fringe benefit plans applicable to other peer executives of the Company on terms no less favorable than those in effect during the 120-day period preceding the change in control.

The Agreements also specify the payments and benefits to which an executive would be entitled upon a termination of employment during the Employment Period for specified reasons, including death, retirement, disability, termination by the Company with or without cause, and termination by the executive for or without good reason (as such terms are defined in the Agreements).

If an executive’s employment were to be terminated by the Company for any reason other than for cause or disability, or by the executive for good reason, during the Employment Period, the Company would be required to:

(i) pay to the executive a lump sum cash payment equal to his or her “accrued obligations” (unpaid base salary through the date of termination, a prorated target bonus for the year of termination, and any accrued vacation pay),

(ii) pay to the executive a lump sum severance payment equal to three-times (in the case of the CEO) or two-times (in the case of the other executives) the sum of his or her then-current annual base salary plus the amount of his or her target annual bonus for the year in which the termination occurs,

(iii) continue to provide all health and welfare benefits to the executive and his or her eligible dependents, subject to certain limitations, for 18 months following termination,

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Executive Compensation — Termination and Change-in-Control Arrangements

(iv) accelerate the vesting of the executive’s unvested benefits under the Company’s retirement plans, and pay to the executive a lump sum cash payment equal to the value of such unvested benefits, and

(v) pay or provide to the executive any other amounts or benefits to which he or she was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

Upon the termination of an executive’s employment by reason of death, disability, or retirement, or upon a termination by the Company for cause or by the executive without good reason, the Agreement would terminate without further obligation of the Company other than the payment of base salary through the date of termination and any other amounts or benefits to which the executive was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

“Cause” is defined in the Agreements as a material breach by the executive of any provision of his or her agreement; the conviction of the executive of any criminal act that the Board deems to constitute cause; a material breach by the executive of a published Company code of conduct or code of ethics; or conduct by the executive in his or her office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board.

“Good reason” is defined in the Agreements as the assignment to the executive of any duties that are materially inconsistent with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties, or responsibilities (excluding an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after notice from the executive); a reduction by the Company in executive’s base salary or target annual bonus; any failure by the Company to comply with any provisions of his or her agreement (other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after notice from the executive); the Company’s requiring the executive to be based at any office or location 50 miles or more from his or her current location; any failure by the Company to have a successor to the Company agree to assume the agreement; or a material breach by the Company of any other provision of the executive’s agreement.

The Agreements contain certain other typical provisions for agreements of this type, including a requirement that the executive not disclose any confidential information of the Company following termination of employment, and providing that the Company will reimburse the executive on a then-current basis for reasonable fees and expenses in seeking to enforce the Agreement (subject to repayment if his or her claims are determined to be frivolous or in bad faith).

Omnibus Stock Compensation Plans.    The Company’s 2017 Omnibus Stock Compensation Plan (like its predecessor plans, collectively referred to as the “Omnibus Plans”) provides for grants to employees of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares, and other stock and stock-based awards (collectively, “awards”).

The Omnibus Plans contain provisions regarding the treatment of awards in the event of a “change-in-control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change-in-control, the rules described below will generally apply to awards granted under the Omnibus Plans.

However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change-in-control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to awards (in which case such consequences would not occur) or to alter the way in which awards are treated from the consequences outlined in the Omnibus Plans.

In the event of a change-in-control (assuming the Compensation Committee has not exercised its discretion described above), if (i) a participant’s employment terminates within two years following the change-in-control, unless such termination is due to death, disability, cause, resignation (other than as a result of certain actions by the Company and any

64    2020 Proxy Statement

Executive Compensation — Termination and Change-in-Control Arrangements

successor), or retirement, or (ii) Eastman common stock (or the stock of any successor company received in exchange for Eastman common stock) is no longer publicly traded on a national securities market, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unvested, unexercised, unpaid, or deferred awards will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid awards will automatically become 100% vested. For performance shares, the performance period will immediately terminate and, unless the Committee has already determined actual performance for the applicable performance period, the awards will be earned (pro rata for the number of completed performance periods months) based on (i) the target level of performance if the change in control occurs during the first half of the performance period or (ii) based on actual performance through the end of the last quarter prior to the change in control if the change in control occurs during the second half of the performance period.

In order to comply with Section 409A of the Internal Revenue Code, it may be necessary for the Company to delay payments until six months following the officer’s separation from service with the Company.

Potential Payments Under Termination and Change-in-Control Arrangements.    The following table shows, for each of the named executive officers, the payments and benefits that generally would have been provided under the Change-in-Control Agreements and the Omnibus Plans if the executive had been terminated without “cause” or had resigned for “good reason” on December 31, 2019 following a change-in-control (or, in the case of awards under the Omnibus Plans, Eastman Common Stock or the stock of its successor is no longer publicly traded on a national securities exchange following the change-in-control).

Form of Payment	M.J. Costa	C. E. Espeland	B. A. Lich	L. Boldea	S. G. Crawford
Cash severance(1)	$9,555,000	$3,040,000	$2,755,000	$2,394,000	$1,960,000
Value of unvested stock-based awards at target(2)	11,466,988	3,387,192	2,687,257	2,909,703	2,305,615
Health and welfare continuation(3)	19,968	19,968	19,968	19,968	19,968
Total Payments	$21,041,956	$6,447,160	$5,462,225	$5,323,671	$4,285,583
(1)

Lump sum cash severance payment under the Change-in-Control Agreement equal to three times the sum of annual base salary and the target Unit Performance Plan payout for Mr. Costa and two times the sum of annual base salary and the target Unit Performance Plan payout for the other named executive officers.

(2)

Value of unvested awards at target, assuming the awards vest and are paid out under the Omnibus Plans following a change-in-control where there is a qualifying termination or the change in control results in Eastman common stock (or the stock of the successor) no longer being publicly traded on a national securities market. Awards are valued as of year-end 2019 based upon the closing price of Eastman common stock on the New York Stock Exchange on December 31, 2019.

(3)	Value of continuation of health and welfare benefits for 18 months following termination under the Change-in-Control Agreement.

In addition to the payments described above, the executive officers would also receive the following payments for amounts already earned or vested as the result of participation in compensation or benefit plans on the same basis as other Company employees:

•	value of outstanding vested stock-based awards (see the “Outstanding Equity Awards at 2019 Year-End” table),

•	earned Unit Performance Plan payout (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column in the “2019 Grants of Plan-Based Awards” table),

•	earned Company contribution to vested and unvested defined contribution plans (see “All Other Compensation” column in the “Summary Compensation Table”),

    2020 Proxy Statement    65

Executive Compensation — Pay Ratio

•	account balance in the Eastman Investment Plan, a 401(k) retirement plan, and the ESOP,

•	account balance in the Executive Deferred Compensation Plan (see “Aggregate Balance at Last Year-End” column in the “2019 Nonqualified Deferred Compensation” table), and

•	lump sum present value of pension under the Company’s qualified and non-qualified pension arrangements (see “Present Value of Accumulated Benefit” column in the “Pension Benefits” table).

Benefit Security Trust.    The Company has established a Benefit Security Trust (sometimes referred to as the “Rabbi Trust”) to provide a degree of financial security for its unfunded obligations under the Executive Deferred Compensation Plan, the supplemental ERAP plans, and the Change-in-Control Agreements with the Company’s executives. The assets of the Rabbi Trust would be subject to the claims of the Company’s creditors in the event of insolvency. Upon the occurrence of a “change-in-control” or a “potential change-in-control” (each as defined below), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company’s obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company’s funding obligations under the Rabbi Trust.

A “change-in-control” for purposes of the Rabbi Trust is generally defined to include the following, subject to certain exceptions: (i) the acquisition by a person (other than the Company, certain affiliated entities, or certain institutional investors) of 19% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or (iv) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A “potential change-in-control” will generally be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change-in-control; (ii) any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change-in-control; or (iii) any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities.

The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

Pay Ratio

The Dodd-Frank Act and the compensation disclosure rules of the SEC require us to disclose the ratio of the median of the annual total compensation of our employees (other than the Chief Executive Officer (the “CEO”)) and the annual total compensation of the CEO. For 2019, the median of the annual total compensation of all employees (other than the CEO) was $81,638 and the annual total compensation of the CEO was $14,556,133; accordingly, the CEO’s annual total compensation was approximately 178 times that of the median of the annual total compensation of all employees. This calculated “pay ratio” is a reasonable estimate determined in a manner consistent with SEC pay ratio disclosure requirements. We refer to the employee who received the median of the annual total compensation of all employees as the “median employee”.

We used the following methodology to make the determinations for calculating the pay ratio:

•

As of October 31, 2019, our employee population consisted of approximately 15,180 individuals (14,506 full-time and 674 other employees) working at our parent company and consolidated subsidiaries, with 74% of these individuals

66    2020 Proxy Statement

Executive Compensation — Pay Ratio

located in the United States, 15% located in Europe (primarily Belgium, the Netherlands, and Germany), 9% located in Asia (primarily China, Malaysia, and Singapore) and 2% located in Latin America (primarily Mexico and Brazil).

–	We selected October 31, 2019 as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.

•	To identify the median employee from our employee population, we conducted an analysis of our population of employees.

–

Given the distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees including participation in several annual cash short-term incentive plans. For purposes of measuring the compensation of all employees to determine the median employee, we selected total cash compensation (base salary for salaried employees and wages for hourly employees plus the most recent actual cash incentive payment for both hourly and salaried employees) as a consistently applied compensation measure that reasonably reflects the annual compensation of our employees.

–	In making this determination, we annualized the compensation of all permanent employees who were hired in 2019.

•

Using this methodology, we determined that the median employee was a full-time, hourly, manufacturing operations employee with total compensation for 2019 consisting of wages, overtime pay, cash incentive payment, and annual Company contribution to defined contribution retirement plan determined and calculated in the same manner as compensation of the executive officers in the “Summary Compensation Table” earlier in this Proxy Statement.

•	The annual total compensation of the CEO is the amount reported for 2019 in the “Total” column of the “Summary Compensation Table”.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

    2020 Proxy Statement    67

Item 3 — Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for the years ended December 31, 2019 and 2018, and has billed the Company the following amounts for fees and related expenses for professional services rendered during 2019 and 2018:

Audit Fees:    $6.22 million, in the aggregate, for the year ended December 31, 2019 and $6.45 million, in the aggregate, for the year ended December 31, 2018 for professional services rendered for the audits of the consolidated financial statements of the Company (including the audit of internal controls over financial reporting), statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

Audit-Related Fees:     $344,500, in the aggregate, for the year ended December 31, 2019 and $79,000, in the aggregate, for the year ended December 31, 2018 for assurance and related services, including audit and related procedures for possible mergers, acquisitions, and divestitures, and consultations concerning application of and compliance with financial accounting and reporting standards. In addition, various employee benefit plans were billed for fees and related expenses of $65,000 for 2019 and $65,000 for 2018 for audits of their plan financial statements by PricewaterhouseCoopers LLP.

Tax Fees:    $5.95 million, in the aggregate, for the year ended December 31, 2019 and $6.15 million, in the aggregate, for the year ended December 31, 2018 for services related to domestic and international tax planning, tax compliance, including expatriate tax services and preparation of tax returns and claims for refunds, tax advice, assistance with respect to tax audits, and requests for rulings for technical advice from tax authorities.

All Other Fees:    $5,000 in the aggregate, for the year ended December 31, 2019 and $4,800, in the aggregate, for the year ended December 31, 2018 for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” “All Other Fees” for 2019 and 2018 were for research tools and software access licenses.

As described under “Audit Committee — Audit Committee Report” earlier in this proxy statement, all audit and non-audit services provided to the Company by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2020 Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Eastman’s independent registered public accounting firm.

68    2020 Proxy Statement

Item 4 — Advisory Vote on Stockholder Proposal

Requesting that the Board Takes Steps Necessary to Permit

Stockholders to Act by Written Consent

Stockholder John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of 50 shares of Eastman common stock, has given notice that he intends to submit the following proposal and supporting statement:

Proposal 4 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

The support of Eastman Chemical shareholders on this proposal topic since 2012 is greatly appreciated. Shareholders have given 46% to 51% support to this topic 5-times since 2012. The 51%-vote likely meant that between 55% and 60% or more of the shareholders, who have ready access to voting advice independent of Eastman Chemical, voted their support of this proposal topic.

Eastman Chemical shareholders also do not have the full right to call a special meeting that is available under Delaware law and the added protection of an independent Board Chairman. According to the lame Eastman Chemical special meeting provision it would take a challenging 25% of shares (instead of 10% per Delaware law) to call a special meeting. The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting.

Adoption of this proposal would at least put shareholders in a better position to engage with the Board and management about improving the qualifications of our directors. For instance there may be an issue with board refreshment. The following directors had long-tenure of more than 16-years:

Renee Hornbaker	16-years
Robert Hernandez	17-years	Lead Director
David Raisbeck	18-years	Chairman of Governance Committee

Long-tenure can impair the independence of any director no mater how well qualified. Independence is an all-important quality for a director. Plus these directors had an oversized influence on Eastman Chemical with 6 seats on our most important board committees.

Plus long-tenured Robert Hernandez was Lead Director, a position that requires the highest standard of independence on the entire board. Also Michael Connors, a director with 14-years tenure, received our highest negative vote - a whopping 48%. (Perhaps Mr. Connors should resign from the Governance and Executive Pay Committees.) Unfortunately in regard to board refreshment Dr. Kim Ann Mink, who joined the board in the middle of 2018, received 37% in negative votes.

It is of greater importance to improve the governance of our company when our stock has been flat in the 5-years leading up to the submittal of this proposal.

Please vote yes:

Right to Act by Written Consent — Proposal 4

    2020 Proxy Statement    69

Item 4 — Advisory Vote on Stockholder Proposal

Response of the Company

The Board of Directors has carefully considered the stockholder proposal that the Board act to permit stockholders to act by written consent without a meeting, and continues to believe that the action requested by this proposal is unnecessary and not in the best interests of the Company or its stockholders. The Company’s stockholders have previously agreed with the Board, with less than majority support for similar proposals submitted by the same proponent in 2013, 2016, 2018 and 2019.

The Board maintains its demonstrated commitment to corporate governance policies that are in the best interests of the Company and its stockholders by regularly reviewing the Company’s governance structure, policies, and practices, including considering input from stockholders and others. Our communications with stockholders are generally consistent with voting results on this proposal in the past — while some stockholders have indicated general support for action by written consent, a substantial portion of stockholders agree with the Board’s view that the action requested is unnecessary and not in the best interests of the Company or its stockholders.

Over the years, the Board has made changes to the Company’s governance structure, policies, and practices that it determined to be in the best interests of the Company and its stockholders. Past changes include the adoption of a proxy access bylaw provision that allows qualifying stockholders to include their director nominees in the Company’s proxy materials (see “Nominating and Corporate Governance Committee — Director Nominations”) and a Board stockholder communication and engagement policy (see “Information about Eastman, the Meeting, and Voting — Communications to the Board of Directors”). Previous changes include the implementation of majority voting in the election of directors, repeal of the Company’s “poison pill” stockholder rights plan, declassification of the Board, implementation of the right of stockholders to call special meetings, and removal of certain supermajority voting requirements from the Company’s Certificate of Incorporation and Bylaws. Most recently, as described under “Item 1 — Election of Directors” and “The Board of Directors and Corporate Governance — Board Composition and Culture”, recent and imminent changes to the composition of the Board of Directors — Messrs. Connors, Hernandez, and Kling not standing for reelection at the Annual Meeting and the addition of Messrs. Doheny and Stevens to the Board — have significantly reduced the average tenure of the directors and the number of directors with a tenure of less than ten years.

The Board continues to believe that permitting stockholder action by written consent would circumvent the proper and usual process of allowing deliberation at a meeting of stockholders, would be contrary to principles of openness and good governance, and would have the potential to inappropriately disenfranchise stockholders. The practices of other large companies reflect that opinion; currently, less than one-third of S&P 500 companies permit their shareholders to act by written consent.

Allowing stockholder action by written consent would permit a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, and who do not owe any fiduciary responsibilities to other stockholders, to take important actions without the involvement of, and with little or no advance notice to, the Company or other stockholders. These actions may not be in the long-term best interests of the Company and its stockholders or may constitute self-interested transactions.

Allowing stockholder action by written consent would also deny all stockholders rights we believe are important, namely the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of the Board and other stockholders on a proposal. It also would deprive both stockholders and the Board of the opportunity to discuss the merits, disadvantages, and implications of a proposal and then to vote on a proposed action. The Board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action.

Currently, our stockholders have the ability to propose matters for consideration at each annual meeting of stockholders. In addition, the Company’s Certificate of Incorporation and Bylaws permit holders of 25% or more of outstanding shares, half of the necessary threshold for stockholders to act by written consent under Delaware law and this proposal, to call special

70    2020 Proxy Statement

Item 4 — Advisory Vote on Stockholder Proposal

meetings of stockholders. This right provides our stockholders an additional opportunity to raise appropriate issues and deliberate and vote on those issues between annual meetings. Therefore, any group of stockholders with sufficient holdings of outstanding shares to act by written consent under this proposal may already call a special meeting of stockholders.

The opportunity for stockholders to call special meetings allows stockholder issues to be considered and acted upon, and provides the appropriate mechanism for stockholder action without sacrificing the right of all stockholders to participate in decision making. It also prevents the solicitation of conflicting or duplicative written consents which could result in confusion and inconsistency of implementation, along with imposing significant financial and administrative burdens on the Company. The Board continues to believe that the ability of stockholders to call a special meeting is a reasonable and appropriate balance between enhancing stockholder rights and protecting against the risk that a group of short-term, special interest or self-interested stockholders initiate actions that are not in the best interests of the Company or its stockholders. The Board believes that stockholder democracy could be undermined if some stockholders were permitted to bypass this process and instead act by written consent without a meeting. Requiring that all proposals be voted on at a meeting guards against abusive actions by stockholders that may be damaging to long-term stockholder interests.

The Board believes that existing opportunities for stockholder action — either at an annual or a special meeting — in which all stockholders may participate in a meaningful way continue to be the best and most appropriate governance practices for the Company.

The Board of Directors recommends that you vote “AGAINST” this proposal.

    2020 Proxy Statement    71

[FORM OF PAPER PROXY — PG.1]

c/o Corporate Election Services P. O. Box 1150 Pittsburgh PA 15230-1150

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PROXY	EASTMAN CHEMICAL COMPANY	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020.

The undersigned hereby appoints William T. McLain, Jr. and Clark L. Jordan as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of March 16, 2020 by the undersigned with all the powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 7, 2020, or any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION, AS PERMITTED BY APPLICABLE LAW, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND AGAINST ITEM 4.

Signature(s)

Signature(s)

Date:

Please sign exactly as your name(s) appears on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee, guardian, or in any other representative capacity, please also give your full title.

MARK (ON THE OTHER SIDE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[FORM OF PAPER PROXY — PG.2]

ADMISSION TICKET

Please bring this ticket if the meeting is held in person and you choose to attend the Annual Meeting.

It will expedite your admittance when presented upon your arrival.

EASTMAN CHEMICAL COMPANY

Annual Meeting of Stockholders

Thursday, May 7, 2020

11:30 a.m.

Cumberland Amphitheatre of the

MeadowView Marriott Conference Resort & Convention Center

1901 Meadowview Parkway

Kingsport, Tennessee 37660*

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 7, 2020: the proxy materials, including the 2020 Proxy Statement and 2019 Annual Report, are available at www.ReadMaterial.com/EMN.

*See “Information about Eastman, the Meeting, and Voting — Proxy Statement and Annual Meeting” in the proxy statement for possible alternative arrangements in the event that the meeting is not held in person.

Please fold and detach card at perforation.

Please fold and detach card at perforation before mailing.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3 AND AGAINST ITEM 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1.

1.	Election of Directors:
	Nominees for election of ten directors to serve until the Annual Meeting of Stockholders in 2021 and their successors are duly elected and qualified:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	(1)	HUMBERTO P. ALFONSO	☐	☐	☐	(6)	RENÉE J. HORNBAKER	☐	☐	☐
	(2)	BRETT D. BEGEMANN	☐	☐	☐	(7)	KIM ANN MINK	☐	☐	☐
	(3)	MARK J. COSTA	☐	☐	☐	(8)	JAMES J. O’BRIEN	☐	☐	☐
	(4)	EDWARD L. DOHENY II	☐	☐	☐	(9)	DAVID W. RAISBECK	☐	☐	☐
	(5)	JULIE F. HOLDER	☐	☐	☐	(10)	CHARLES K. STEVENS III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2 AND 3.
2.	Advisory Approval of Executive Compensation as Disclosed in Proxy Statement
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm
☐ FOR ☐ AGAINST ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.
4.	Advisory Vote on Stockholder Proposal Requesting that the Board of Directors Take Steps Necessary to Permit Stockholders to Act by Written Consent

☐ FOR ☐ AGAINST ☐ ABSTAIN
(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

[SCRIPT OF DIALOGUE FOR REGISTERED STOCKHOLDER PROXY VOTING BY TELEPHONE]

STOCKHOLDER HEARS THIS SCRIPT

1.	Hello. Let’s begin your telephone vote.

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c.	I’m sorry you’re having difficulty.

d.	Please try your call again later, or vote, sign, date and mail your proxy card using the envelope provided.

e.	Goodbye

3.	Welcome to the Eastman Chemical Company telephone voting system.

4.

Voting by telephone has the same effect as if you returned your proxy card by mail. You hereby direct the named proxies to vote as instructed. In their discretion, the named proxies are authorized to vote upon all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

5.	Nominee 1

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

6.	Nominee 2

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d.	I’m sorry, that entry was not recognized (repeat a-c)

7.	Nominee 3

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c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

8.	Nominee 4

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c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

9.	Nominee 5

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c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

10.	Nominee 6

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c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

11.	Nominee 7

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c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

12.	Nominee 8

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

13.	Nominee 9

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

14.	Nominee 10

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

15.	Item 2

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

16.	Item 3

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

17.	Item 4

a.	To vote For, please press 1.

b.	To vote Against, please press 6.

c.	To Abstain, please press 0.

d.	I’m sorry, that entry was not recognized (repeat a-c)

18.	Your votes have been cast as follows

a.	Nominee 1, (For, Against or Abstain).

b.	Nominee 2, (For, Against or Abstain).

c.	Nominee 3, (For, Against or Abstain).

d.	Nominee 4, (For, Against or Abstain).

e.	Nominee 5, (For, Against or Abstain).

f.	Nominee 6, (For, Against or Abstain).

g.	Nominee 7, (For, Against or Abstain).

h.	Nominee 8, (For, Against or Abstain).

i.	Nominee 9, (For, Against or Abstain).

j.	Nominee 10, (For, Against or Abstain).

k.	Item 2, (For, Against or Abstain).

l.	Item 3, (For, Against or Abstain).

m.	Item 4, (For, Against or Abstain).

n.	If this is correct, please press 1

i.	If you would like to vote another proxy, please press 1; if not please press 0.

ii.	Thank you for voting.

iii.	Goodbye

o.	If this is not correct, please press 0

iv.	If you would like to try again, please press 1, if not, please press 0.

v.	Please try your call again later, or vote, sign, date and mail your proxy card using the envelope provided.

vi.	Goodbye

EASTMAN

View 2019 Annual Report	PDF
View 2020 Proxy Statement	PDF
View 2020 Proxy Card	PDF
Request Proxy Material	SendMaterial
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[TEXT OF COMPUTER SCREEN FOR ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT TO REGISTERED STOCKHOLDERS] View 2019 Annual Report View 2020 Proxy Statement View 2020 Proxy Card Request Proxy Material Vote Your Proxy

[TEXT OF COMPUTER SCREENS FOR INTERNET PROXY VOTING BY REGISTERED STOCKHOLDERS] CES Vote When you submit your voting instructions through this site, it is the same as if you mark, sign and return your voting instruction form or proxy card. Please enter your 11-digit electronic voting number, then click the “Submit” button or press ENTER on your keyboard. On your voting instruction form or proxy card, this number is found by an arrow in a box. Enter the 11-digit number here: If you submit voting instructions using the same electronic voting number more than once, only the last instructions you submit will be valid. All previous instructions are revoked. Submit

By submitting your voting instructions through this site, you are agreeing with the appointment of proxy. Please indicate how you wish to vote and click on Submit Voting Instructions at the bottom of this screen. If you submit your voting instructions without making any specifications, your vote will be recorded according to the recommendations of the Board of Directors. Click here to view the Eastman Chemical Company Annual Report in a new window. Click here to view the Eastman Chemical Company Proxy Statement in a new window. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1. 1. Election of Directors: Nominees for election of ten directors to serve until the Annual Meeting of Stockholders in 2021 and their successors are duly elected and qualified: FOR AGAINST ABSTAIN 1. HUMBERTO P. ALFONSO O O O 2. BRETT D. BEGEMANN O O O 3. MARK J. COSTA O O O 4. EDWARD L. DOHENY II O O O 5. JULIE F. HOLDER O O O 6. RENÉE J. HORNBAKER O O O 7. KIM ANN MINK O O O 8. JAMES J. O’BRIEN O O O 9. DAVID W. RAISBECK O O O 10. CHARLES K. STEVENS III O O O THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2 AND 3. FOR AGAINST ABSTAIN 2. Advisory Approval of Executive Compensation as O O O Disclosed in Proxy Statement 3. Ratification of Appointment of PricewaterhouseCoopers LLP O O O as Independent Registered Public Accounting Firm THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4 FOR AGAINST ABSTAIN 4. Advisory Vote on Stockholder Proposal Requesting that O O O the Board of Directors Take Steps Necessary to Permit Stockholders to Act by Written Consent

YES NO • Do you plan to attend the Annual Meeting? O O • Please enter your e-mail address to receive confirmation that your instructions were recorded. We respect your privacy. Your e-mail address will not be saved or used For any purpose other than sending your confirmation e-mail. • Please enter any change of address. ( Limit 150 characters ) • Please enter any comments. ( Limit 1,000 characters ) After reviewing the above selections, click the button below to submit your voting instructions. You should see a screen confirming your instructions as they have been recorded. Submit Voting Instructions